UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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SVB FINANCIAL GROUP

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Notice of Annual Meeting of Stockholders

Thursday, April 23, 2015

4:30 P.M.

TO THE STOCKHOLDERS:

I am pleased to invite you to attend the 2015 Annual Meeting of Stockholders of SVB Financial Group, a Delaware corporation, which will be held at our offices located at 3005 Tasman Drive, Santa Clara, California 95054, on Thursday, April 23, 2015 at 4:30 p.m., Pacific Time. The purposes of the meeting are to:

1.	Elect eleven (11) directors to serve for the ensuing year and until their successors are elected;

2.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015;

3.	Approve, on an advisory basis, our executive compensation (“Say on Pay”); and

4.	Transact such other business as may properly come before the meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. To assure your representation at the meeting, you are encouraged to vote your shares as soon as possible. Voting instructions are included in: (i) for those stockholders receiving printed proxy materials, the enclosed Proxy Card, and (ii) for all other stockholders, the Notice Regarding the Availability of Proxy Materials (as further described in the Proxy Statement). Any stockholder attending the meeting may vote in person even if such stockholder has previously voted by proxy.

Only stockholders of record at the close of business on February 24, 2015 may vote at the meeting or any postponement or adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Roger F. Dunbar
Roger F. Dunbar
Chairman of the Board

Santa Clara, California

March 6, 2015

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD, OR VOTE OVER THE TELEPHONE OR THE INTERNET AS PROMPTLY AS POSSIBLE, IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. IF YOU HAVE RECEIVED PRINTED PROXY MATERIALS, A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR YOUR CONVENIENCE. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. WE ENCOURAGE YOU TO VOTE: (I) FOR THE ELECTION OF ALL ELEVEN (11) NOMINEES FOR DIRECTOR AND (II) IN FAVOR OF THE ABOVE REMAINING PROPOSALS.

PROXY STATEMENT—TABLE OF CONTENTS

¡	Indicates matters to be voted on at the Annual Meeting.

i

SUMMARY PERFORMANCE AND PROXY INFORMATION

This summary highlights our 2014 performance, as well as information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should review the entire Proxy Statement and our Annual Report on Form 10-K.

2014 PERFORMANCE

2014 Financial Performance (compared to 2013)

•   Assets. All-time high of $33.0 billion in average total assets (up 42.0%).

•   Loans. All-time high of $11.5 billion in average loan balances (up 23.0%).

•   Deposits. All-time high of $28.3 billion in average total deposit balances (up 44.4%).

•   Client Investment Funds. All-time high of $30.0 billion in average total client investment fund balances (off-balance sheet) (up 24.0%).

•   EPS. Earnings per diluted share (“EPS”) of $5.31 (up 13.2%).

•   Net income. Consolidated net income available to common stockholders of $263.9 million (up 22.3%).

¡      Net interest income of $856.6 million (up 22.8%).

¡       Noninterest income of $572.2 million, with non-GAAP core fee income (fee income for deposit services,   letters of credit, business credit card, client investment, foreign exchange and lending-related activities)   of $209.6 million+ (up 19.4%).

•   ROE. Return on average equity (annualized) (“ROE”) performance of 10.46%.

•   TSR. Total Stockholder Return ranked in eighth position against peer group of 20 financial institutions. See “Compensation Discussion and Analysis – Competitive Benchmarking Against Peers” and “– Elements of Compensation – Equity Incentives.”

•   Credit Quality. Disciplined credit underwriting, with net charge-offs of 0.32% of average total gross loans.

•   Capital/Liquidity. Continued strong capital and liquidity levels, including “well-capitalized” capital ratios.

+ This is a non-GAAP financial metric. See Appendix A for reconciliation.

2014 Business Performance

In 2014, we continued to focus on our long-term growth and on our mission to help innovators move their bold ideas forward, fast. Key 2014 highlights include:

•	Growth in market share, focusing on fast-growth, performing innovation companies
¡	We grew our total net client count by 21%.
¡	Similar to 2013, approximately 64% of U.S. venture-backed technology and life science companies that went public in 2014 were our clients.

•	Focus on our global growth
¡	We increased our global client count by 60% — an annual increase of over 1,000 new global clients.
¡	Our average global loans grew by 61%; our average global deposits doubled.

For more information about our 2014 performance, please see our 2014 Year In Review Letter to Our Stockholders.

    SUMMARY INFORMATION

ANNUAL MEETING

Time and Date:	4:30 p.m. (Pacific Time), April 23, 2015	Record Date:	February 24, 2015

Place:	SVB Financial Group – Corporate Headquarters 3005 Tasman Drive Santa Clara, California 95054	Voting:	Stockholders as of record date are entitled to vote

PROPOSALS AND VOTING RECOMMENDATIONS

Proposal	Board Recommendation	Page Reference

Proposal No. 1 - Election of Eleven (11) Directors	For all nominees	2

Proposal No. 2 - Ratification of KPMG LLP as Auditors for 2015	For	39

Proposal No. 3 - Advisory (Non-Binding) Vote on Executive Compensation	For	60

DIRECTOR NOMINEES

We are seeking your vote FOR all of the director nominees listed below:	Each director nominee is an incumbent director and received at least 98% of the votes cast in 2014.

					Board Committee Membership*
Name	Age	Year First Elected By Stockholders	Principal Occupation	Independent	Audit	Compensation	Credit	Finance	Governance	Risk
Greg W. Becker	47	2011	President and Chief Executive Officer, SVB Financial Group and Silicon Valley Bank	—
Eric A. Benhamou	59	2005	Chairman and Chief Executive Officer, Benhamou Global Ventures, LLC	●				X	C	X
David M. Clapper	63	2005	Chief Executive Officer, Minerva Surgical, Inc.	●	X		C			X
Roger F. Dunbar	69	2005	Board Chairman SVB Financial Group and Silicon Valley Bank; Retired, Former Global Vice Chairman, Ernst & Young, LLP	●	X			X	X	C
Joel P. Friedman	67	2005	Retired, Former President, Business Process Outsourcing, Accenture	●				C	X	X
C. Richard Kramlich	79	2005	Chairman and General Manager, Kramlich Investment Company and KIC Co-Investment Company	●		X		X
Lata Krishnan	54	2008	Chief Financial Officer, Shah Capital Partners	●	X			X
Jeffrey N. Maggioncalda	46	2012	Former Chief Executive Officer, Financial Engines	●		X	X
Kate D. Mitchell	56	2010	Co-Founder and Managing Director, Scale Venture Partners	●	X	C				X
John F. Robinson	68	2011	Former Deputy Comptroller of the Currency and former Executive Vice President, Washington Mutual Bank	●	C	X	X			X
Garen K. Staglin	70	2012	Proprietor, Staglin Family Vineyard	●			X		X

  * “C” denotes committee chairperson; all memberships as of the date of this Proxy Statement.

    SUMMARY INFORMATION

CORPORATE GOVERNANCE HIGHLIGHTS

BOARD COMPOSITION	✓ ✓ ✓ ✓ ✓	All independent directors, except for CEO director Separate Board Chairperson and CEO roles Independent Board Chairperson Seasoned Board with diverse experience Balanced Board tenure:
		Number of directors	2	4	5
		Years of Service	0-3	4-7	8-11

BOARD ACCOUNTABILITY	✓ ✓ ✓ ✓ ✓ ✓

Annual election of directors

Majority voting standard in uncontested director elections

Annual Board and committee evaluations

Regularly-held executive sessions of non-management directors

Robust executive and director equity ownership guidelines

Independent Board approval of CEO compensation

STOCKHOLDER INTERESTS	✓ ✓ ✓ Æ	Active stockholder engagement practices Annual Say on Pay vote One single voting class — common stock class No renewal of poison pill

RISK OVERSIGHT	✓ ✓	Board (and individual committee) oversight of risk Separate Board Risk Committee focused on enterprise wide risk management

AUDITOR MATTERS

As a matter of good corporate practice, we are seeking your ratification of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the 2015 fiscal year. The following table summarizes the fees billed or expected to be billed by KPMG for 2014: (For more information, see page 59.)

		87% of Total 2014 Fees = Audit/Audit-Related Fees
	2014
Audit Fees	$5,139,121
Audit-Related Fees	278,443
Tax Fees	663,184
All Other Fees	115,000

Total	$6,195,748

EXECUTIVE COMPENSATION

Consistent with our Board’s recommendation and our stockholders’ preference, we submit an advisory vote to approve our executive compensation (otherwise known as “Say on Pay”) on an annual basis. Accordingly, we are seeking your approval, on an advisory basis, of the compensation of our Named Executive Officers, as further described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

2014 Say on Pay

At our April 2014 annual meeting, 98% of the votes cast approved our 2013 executive compensation program as described in our 2014 proxy statement.

    SUMMARY INFORMATION

2014 Executive Compensation Highlights

For a summary of the highlights of our 2014 executive compensation and key features of our executive compensation programs, please refer to the Executive Summary of the “Compensation Discussion and Analysis” section of this Proxy Statement on page 29.

IMPORTANT DATES FOR 2016 ANNUAL MEETING

Stockholder proposals for inclusion in our 2016 proxy statement pursuant to SEC Rule 14a-8 must be received by us by November 15, 2015. Notice of stockholder proposals for the 2016 annual meeting outside of SEC Rule 14a-8 must be received by us no earlier than December 26, 2015 and no later than January 24, 2016.

* * * *

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    SUMMARY INFORMATION

Mailed to Stockholders on or about March 13, 2015

PROXY STATEMENT

OF

SVB FINANCIAL GROUP

3003 Tasman Drive

Santa Clara, California 95054

PROXY STATEMENT GENERAL INFORMATION

General

This Proxy Statement is furnished in connection with the solicitation of proxies by, and on behalf of, the Board of Directors (the “Board”) of SVB Financial Group (the “Company”) for use at our 2015 Annual Meeting of Stockholders to be held at our offices located at 3005 Tasman Drive, Santa Clara, California 95054, on Thursday, April 23, 2015 at 4:30 p.m., Pacific Time, and at all postponements or adjournments thereof (the “Meeting”). (For directions to attend the Meeting in person, please contact us at the telephone number below.)

Record Date

Only stockholders of record on February 24, 2015 (the “Record Date”) will be entitled to vote at the Meeting. At the close of business on the Record Date, there were 51,021,075 shares of our Common Stock, $0.001 par value (the “Common Stock”), outstanding.

Principal Executive Offices

The Company is a Delaware corporation and financial holding company for Silicon Valley Bank (the “Bank”) and its affiliates. Our principal executive offices are located at 3003 Tasman Drive, Santa Clara, California 95054, and our telephone number at that location is (408) 654-7400.

Important Notice Regarding the Availability of Proxy Materials for the Meeting

This Proxy Statement and our 2014 Annual Report on Form 10-K are available electronically at www.svb.com/proxy. See also “Information About Voting and Proxy Solicitation – Delivery of Proxy Materials” below.

    PROXY STATEMENT INFORMATION

Proposal No. 1

ELECTION OF DIRECTORS

The Board of Directors Recommends a Vote “For” All Nominees

Pursuant to our amended and restated bylaws (the “Bylaws”), the Board of Directors (the “Board”) shall consist of at least eight (8), but no more than thirteen (13) members, with the exact number to be fixed by the Board of Directors. As of the Record Date, the number of directors authorized by the Board is fixed at eleven (11).

Under our Bylaws, the Board shall not have more than two directors who do not meet the definition of an “Outside Director.” An Outside Director is any director who meets the independence and experience requirements of the SEC and Nasdaq Stock Market, Inc. (“Nasdaq”) and who, in the opinion of the Board, has the ability to exercise independent judgment in carrying out the responsibilities of a director of the Company. All of our current directors, except for our Chief Executive Officer, are considered Outside Directors.

Majority Voting Policy

The Governance Committee of our Board has adopted a majority voting policy applicable to uncontested director elections (i.e., elections where the number of nominees is not greater than the number of directors to be elected). Under this policy, any of our director nominees in an uncontested election who receives a greater number of votes “withheld” his or her election than votes “for” such election shall, promptly following certification of the stockholder vote, offer his or her resignation to the Board for consideration. The Governance Committee will act within 90 days after certification of the stockholder vote to determine whether to accept the director’s resignation, and thereafter submit such resignation and its recommendation to the Board for consideration at its next scheduled meeting. The Board expects that the director whose resignation is under consideration abstain from participating in any decision or deliberation regarding that resignation. Following the Board’s decision, we will publicly disclose the decision made with respect to any resignation.

Director Qualifications

The Board recognizes that it is of utmost importance to assemble a body of directors that, taken together, has the skills, qualifications, experience and attributes appropriate for functioning as a board, and working with management, effectively. The Governance Committee of the Board is responsible for maintaining a well-rounded and diverse board that has the requisite range of skills and qualifications to oversee the Company effectively. The Governance Committee has not formally established any minimum qualifications for director candidates. However, in light of our business, the primary areas of experience and qualifications sought by the Governance Committee in director candidates include, but are not limited to, the primary areas identified on the right.

The Board believes that our incumbent directors, as a whole, have these areas of experience and each possesses particular attributes which qualify him or her to serve on the Board, as further noted in his or her respective biography below. (For each director, we have highlighted certain key areas of qualifications. The fact that an area is not highlighted does not mean that the director does not possess such qualification.)

PRIMARY AREAS OF DIRECTOR QUALIFICATIONS

•     Client Industry – Experience with our key client industries – technology, life science and healthcare, venture capital/private equity and premium wine – to help deepen our knowledge of the innovation markets we do business in.

•     Banking/Financial Services – Experience with the banking or financial services industry, including regulatory experience, to support and grow our core business.

•     Global – Experience working outside of the United States and/or with global companies, to help the expansion of our global presence.

•     Leadership – Experience from holding significant leadership positions, including as a CEO of a successful company or a head of a significant business, to help us drive business strategy, growth and performance.

•     Finance – Experience with finance and/or financial reporting processes to help drive operating and financial performance.

•     Risk Management – Experience with key risk management functions to help oversee the risks we face.

•     Public Company – Experience working with publicly-traded companies and corporate governance issues.

    BOARD & CORPORATE GOVERNANCE

Moreover, the Board believes, and expects, that all of our directors demonstrate strong strategic and/or innovative thinking, and also possess the following attributes enabling the Board to function effectively as a collective body: integrity, collegial spirit, sound business judgment, professionalism, ability to generate public confidence, ability to act independently, and availability and commitment to serve. (For more information, see “Corporate Governance Principles and Board Matters-Consideration of Director Nominees” below.)

Nominees for Director

All proxies will be voted “FOR” the election of the following eleven (11) nominees recommended by the Board for a term of one year, unless authority to vote for the election of directors (or for any particular nominee) is withheld. All of the nominees served as directors of the Company since the last annual meeting of stockholders in April 2014. All of our incumbent directors are nominees for re-election to the Board and were recommended by the Governance Committee.

If any of the nominees should unexpectedly decline or be unable to act as a director, the proxies may be voted for a substitute nominee designated by the Board. As of the date of this Proxy Statement, the Board has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those listed below. Our directors serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, resignation or removal.

Director Biographies

The biographical information for each of the director nominees is as follows:

Greg W. Becker	Board Committees:	Independent:
	N/A	No

Mr. Becker, age 47, was appointed the President and Chief Executive Officer of the Company and the Bank in April 2011. He first joined us in 1993 as part of the Northern California Technology Division, and since then, has served in a number of executive and senior management positions, including Division Manager of Venture Capital (1999-2002), Chief Banking Officer (2002-2003), Chief Operating Officer (2003-2008) and President of Silicon Valley Bank (since 2008). Mr. Becker has served as a director of the Company since 2011.

Private Directorships:

•   Chairman, Silicon Valley Leadership Group, a non-profit organization with an emphasis on issues of importance to employers, employees and residents of Silicon Valley (since 2011)

•   Bay Area Council, a public policy advocacy organization (since 2011) (as director and executive committee member)

Other Prior Experience:	• President, Board of Trustees, Silicon Valley and Monterey Bay Area Chapter of the Leukemia & Lymphoma Society (2004-2011)

Education:	• Bachelor’s degree in Finance from Indiana University

Skills/ Qualifications:

In particular, Mr. Becker’s key areas of skills/qualifications include, but are not limited to:

•   Leadership – current role as the Company’s CEO, as well as held other prior leadership roles within the Company

•   Client Industry and Banking/Financial Services—extensive experience with the Company and within the banking industry working with public and private technology, life science and venture capital clients

    BOARD & CORPORATE GOVERNANCE

Eric A. Benhamou	Board Committees:	Independent:
	• Governance, Chair • Finance • Risk	Yes

Mr. Benhamou, age 59, is Chairman and CEO of Benhamou Global Ventures, LLC, which he founded in 2003. Benhamou Global Ventures, LLC invests and plays an active role in innovative high tech firms throughout the world. He also sits on various public and private technology company boards, and serves a variety of educational and philanthropic organizations. Mr. Benhamou has served as a director of the Company since 2005.

Public Directorships:	• Chairman, Cypress Semiconductor, a semiconductor company (since 1993) • Finjan Corporation, a global provider of proactive web security solutions (since 2006)

Private Directorships:	• ConteXtream, a carrier equipment vendor for intellectual property based media services (since 2007) • Qubell, an application deployment and configuration management platform (since 2014)

Other Experience:

•   Executive committee member, Stanford University School of Engineering (since 1996)

•   Chairman of the Israel Venture Network, a venture philanthropy organization for a stronger Israeli society (since 2000)

Prior Directorships:

•   Load Dynamix (formerly SwiftTest, Inc.), a commercial IP network testing tool developer (2010-2014)

•   Purewave, Inc., a developer of outdoor compact base stations for the 4G marketplace (2010-2014)

•   RealNetworks, Inc., creator of digital media services and software (2003-2012)

•   Chairman, 3Com Corporation, a public networking solutions provider (1990-2010)

•   Voltaire Ltd., a public grid computing network solutions company (2007-2011)

•   Dasient, a security company that provides malware detection and prevention solutions (2010-2011)

•   Chairman of the Board of Directors of Palm, Inc., a public mobile products provider (1999-2007)

•   Other private directorships: Atrica, Go Networks, WisdomArk (various dates from 2000-2008)

Other Prior Experience:

•   Executive committee member, Ben Gurion University of Negev (2000-2013)

•   Visiting professor, INSEAD Business School (2003-2012)

•   Interim Chief Executive Officer of Palm, Inc. (2001-2003)

•   Chief Executive Officer, 3Com Corporation (1990-2000), and other various senior management positions

•   Executive committee member, Computer Science and Telecommunications Board (CSTB) (2003-2008)

•   Member, US-Israel Science and Technology Commission (2003)

•   Executive committee member, TechNet

Co-founder and Vice President of Engineering, Bridge Communications (1981-1987)

Education:

•   Engineering degree from l’École Nationale Supérieure d’Arts et Métiers in Paris, France

•   Master’s degree in Science from the School of Engineering at Stanford University

•   Several honorary doctorates

Skills/ Qualifications:

In particular, Mr. Benhamou’s key areas of skills/qualifications include, but are not limited to:

•   Client Industry – in-depth experience with both public and private technology companies (as part of management and/or as a director and venture capital investor); current role as Chairman and CEO of Benhamou Global Ventures

•   Global – strategic and operational experience in the global markets, particularly in Europe and Israel

•   Leadership – held a variety of key executive positions, including Chairman and CEO roles of 3Com Corporation and Palm, Inc.

    BOARD & CORPORATE GOVERNANCE

David M. Clapper	Board Committees:	Independent:
	• Credit, Chair • Audit • Risk	Yes

Mr. Clapper, age 63, has been the Chief Executive Officer of Minerva Surgical, a medical device company, since May 2011. He has had an extensive career in the healthcare and medical device industries, including serving as the President and Chief Executive Officer (2005-2008) of SurgRx, Inc., a privately held medical device manufacturer, until its acquisition by Ethicon Endo-Surgery in 2008, as well as a variety of public and private company directorships. Mr. Clapper has served as a director of the Company since 2005.

Private Directorships:

•   Carbylan Therapeutics, a pharmaceutical company (since 2014)

•   Arqos Surgical, Inc., a technology holding company (since 2011)

•   CORRX, Inc., a medical device company (since 2011)

•   Corinth Medical, a medical device company (since 2011)

•   RELIGN Corporation, a medical device company (since 2011)

•   MOSIAX, Inc., a medical device company (since 2011)

Prior Directorships:

•   IOGYN, Inc., a medical device company (2011-2014)

•   Neomend, a designer of surgical sealants and adhesion prevention products (acquired by CR Bard) (2010-2012)

•   Baxano, a private medical device manufacturer (2009-2011)

•   Dfine, Inc., a private electrosurgical system developer (2007-2011)

•   Sierra Surgical Technologies, a private surgical device company (2007-2011)

•   Other directorships completed prior to 2009 include: Pulmonx, a private medical device company (2003-2006); Conor Medsystems, a public developer of drug delivery technology (acquired by Johnson and Johnson) (2004-2007); St. Francis Medical Technology, a private medical device manufacturer (acquired by Kyphon/Medtronic) (2006); Novacept, a private medical device company (acquired by Cytyc/Hologic) (1999-2004); Focal, Inc., a public company developer of surgical sealants (acquired by Genzyme/Sanofi) (1994-1999)

Other Prior Experience:

•   President and Chief Executive Officer, Novacept (1999-2004)

•   President and Chief Executive Officer, Focal, Inc. (1994 to 1999)

•   Various management positions at Johnson & Johnson, a public company provider of professional consumer health care products and services (1977-1993)

Education:	• Bachelor’s degree in Marketing from Bowling Green State University

Skills/ Qualifications:

In particular, Mr. Clapper’s key areas of skills/qualifications include, but are not limited to:

•   Client Industry – deep experience with both a variety of public and private life science companies (as part of management and/or as a director)

•   Leadership – current role as CEO of Minerva Surgical, as well as held other prior CEO positions of other life science companies

    BOARD & CORPORATE GOVERNANCE

Roger F. Dunbar	Board Committees:	Independent:
	• Risk, Chair • Audit • Finance • Governance	Yes

Mr. Dunbar, age 69, is our current Chairman of the Board of Directors, and subject to his election, he is expected to continue to serve as our Board Chairman during the 2015-2016 director term. Mr. Dunbar retired from Ernst and Young in 2004, where he served in a variety of positions since 1974, including key leadership positions. Mr. Dunbar has served as a director of the Company since 2005.

Private Directorships:	• Desert Mountain Property, Inc. (since 2009) • Desert Mountain Club, Inc. (since 2009)

Prior Experience with Ernst & Young:

•   Global Vice Chairman, Strategic Growth Markets and Venture Capital (2000-2004)

•   Member, Global Practice Council, London, United Kingdom (2000-2004)

•   Member, Global Management Committee, London, United Kingdom (2000-2004)

•   Member of US Area Managing Partners Leadership Group (1992-2000)

•   Client Service Partner and other key positions, including Partner-in-Charge and Area Managing Partner, Silicon Valley and the Pacific Northwest Area (1974-2000)

Prior Directorships:	• Advisory Board Member, SVB Financial Group and Silicon Valley Bank (2001-2004)

Other Prior Experience:

•   Teacher, Santa Clara University’s Graduate School of Business

•   Teacher, Ernst & Young’s National Education Program

•   Advisory Boards, Santa Clara University and Cal Poly San Luis Obispo

•   Joint Venture Silicon Valley’s 21st Century Education Board

•   U.S. Naval Officer (1967-1980)

Education:

•   Bachelor’s degree in Business from San Francisco State University

•   Master’s degree in Business Administration from Santa Clara University

•   Certified public accountant, inactive, and a member of the California State Board of Accountancy and the AICPA

Skills/ Qualifications:

In particular, Mr. Dunbar’s key areas of skills/qualifications include, but are not limited to:

•   Client Industry and Global – deep experience working with both public and private companies and venture capital firms through Ernst & Young, as well as in the global markets, particularly in United Kingdom and Israel

•   Leadership – held a variety of key executive positions, including Global Vice Chairman of Ernst & Young

•   Finance and Risk Management – extensive domestic and international capital markets, finance, accounting and audit experience with Ernst & Young

    BOARD & CORPORATE GOVERNANCE

Joel P. Friedman	Board Committees:	Independent:
	• Finance, Chair • Governance • Risk	Yes

Mr. Friedman, age 67, retired from Accenture, a public company global management consulting firm in 2005, where he held the position of President of the Business Process Outsourcing (“BPO”) organization. Over the course of his 34-year career with Accenture, Mr. Friedman held a variety of senior leadership roles. Mr. Friedman has served as a director of the Company since 2005.

Public Directorships:	• NeuStar, a provider of essential clearinghouse services to the communications industry (since 2006)

Private Directorships:

•   Advisory Director, FTV Capital (formerly Financial Technology Ventures), (since 2005)

•   Advisory Director, Community Gatepath, a non-profit organization dedicated to enabling persons with disabilities to live as fully integrated members of the community (since 2013; director from 1991-2012)

Prior Experience with Accenture:	• President of the BPO organization • Managing Partner, Banking and Capital Markets • Managing General Partner, Accenture Technology Ventures • Founder, Accenture strategy consulting practice

Prior Directorships:

•   EXL Service (Advisory Director), a provider of offshore business process outsourcing solutions (2008-2011)

•   Endeca Technologies, Inc., a provider of enterprise search solutions (2006-2011) (acquired by Oracle)

•   Junior Achievement of Northern California, a non-profit organization that assists young people understand the economics of life (2004-2010)

•   Other directorships completed prior to 2009 include: Accenture, a global management consulting firm (2001-2005); Seisint, Inc.; Calico Commerce, Inc.; Rivio Inc.; and TheBrain Technologies.

Other Prior Experience:	• Dean’s Advisory Council for Stanford Graduate School of Business (1998-2004)

Education:	• Bachelor’s degree in Economics from Yale University • Master’s degree in Business Administration from Stanford University

Skills/ Qualifications:

In particular, Mr. Friedman’s key areas of skills/qualifications include, but are not limited to:

•   Client Industry and Banking/Financial Services – extensive experience working with venture capital firms and within the banking industry through Accenture

•   Leadership – held a variety of key executive positions, including President of the Business Process Outsourcing organization within Accenture

•   Finance – deep experience with corporate finance and capital markets through Accenture

    BOARD & CORPORATE GOVERNANCE

C. Richard Kramlich	Board Committees:	Independent:
	• Compensation • Finance	Yes

Mr. Kramlich, age 79, is Chairman and General Manager of Kramlich Investment Company and KIC Co-Investment Company, both investment companies, as well as Chairman and Co-Founder of New Enterprise Associates (“NEA”), a venture capital firm founded in 1978. Prior to founding NEA, Mr. Kramlich held a variety of senior management positions with financial services firms. Mr. Kramlich has served as a director of the Company since 2005.

Public Directorships:	• Zhone Technologies, provider of broadband access equipment (since 1999) • Sierra Monitor Corporation, provider of hazardous gas detection systems (since 1984)

Private Directorships:

•   Kramlich Investment Co., an investment company (since 2013)

•   KIC – Co-Investment Co., an investment company (since 2013)

•   Tabula, a semiconductor company (since 2005)

•   Visual Edge Technologies, an imaging solutions company (since 2002)

•   Xoom, a money transfer company (since 2004)

•   TriAlpha Energy, a nuclear fusion research company (since 2006)

•   Movius, a messaging, collaboration and mobile media solutions company (since 2007)

Prior Directorships:

•   Financial Engines, an investment advisory firm (1997-2011)

•   Kor Technology, an aerospace defense technology company (acquired by Mercury Computer) (2006-2011)

•   Force10 Networks (acquired by Dell Inc.) (2000-2011)

•   Other directorships completed prior to 2009 include: Silicon Graphics; 3Com Corporation (acquired by Hewlett-Packard); Healtheon/WebMD; Immunex (acquired by Amgen); Juniper Networks; Macromedia (acquired by Adobe); Semiconductor Manufacturing International; Celetronix (acquired by Jabil); Decru (acquired by NetApp); Chalone Wine Group (acquired by Diageo); Ascend Communications (acquired by Lucent Technologies); Dallas Semiconductor (acquired by Maxim Integrated Products); Foveon (acquired by Sigma Corporation); InfoGear (acquired by Cisco Systems); NetSolve (acquired by Cisco Systems); NEXT HOP (acquired by U4EA Technologies); MaxiScale Technology; Fabric7 Systems; Informative (acquired by Satmetrix, Inc.)

Other Prior Experience:	• General Partner, Arthur Rock & Associates (1969-1977) • Executive Vice President, Gardner & Preston Moss (1964-1969) • Chairman and President, National Venture Capital Association

Education:	• Bachelor’s degree in History from Northwestern University • Master’s degree in Business Administration from Harvard University

Skills/ Qualifications:

In particular, Mr. Kramlich’s key areas of skills/qualifications include, but are not limited to:

•   Client Industry – deep experience and knowledge of the venture capital industry and innovation companies (as a venture capital investor and/or a director); current role as chairman and co-founder of NEA

•   Global – strategic and operational experience in the global markets, particularly in China

    BOARD & CORPORATE GOVERNANCE

Lata Krishnan	Board Committees:	Independent:
	• Audit • Finance	Yes

Ms. Krishnan, age 54, is the Chief Financial Officer of Shah Capital Partners (“Shah Capital”), a leading mid-market technology private equity fund that she joined upon its inception in 2003. Prior to joining Shah Capital, Ms. Krishnan held various corporate accounting and finance positions with leading financial firms. Ms. Krishnan has served as a director of the Company since 2008.

Private Directorships:	• Chair, American India Foundation, an organization dedicated to accelerating social and economic development in India (since 2001) • The Commonwealth Club, a public affairs forum (since 2004)

Other Experience:	• Fellow, American Leadership Forum (since 1998)

Prior Directorships:

•   Enlighted, Inc., an information technology consulting firm (2010-2013)

•   TiE, a non-profit global network of entrepreneurs and professionals

•   Global Heritage Fund, an international heritage conservancy (2009-2011)

•   CEO Women, an organization to create economic opportunities for low-income immigrant and refugee women (2009-2011)

•   America’s Foundation for Chess, a foundation committed to children’s education (2003-2011)

•   Global Philanthropy Forum, a council on world affairs (2006-2011)

•   Narika, a shelter for abused women in the Asian community (1998-2011)

Other Prior Experience:

•   Co-Founder and Chief Financial Officer, SMART Modular Technologies, Inc., a manufacturer of computer memory modules (1989-1999)

•   Various corporate accounting and finance positions with Montgomery Services

•   Various corporate accounting and finance positions with Arthur Andersen & Company LLP

•   Various corporate accounting and finance positions with Hill Vellacott & Company in London

Education:	• Bachelor’s degree with honors from the London School of Economics • Member of the Institute of Chartered Accountants in England and Wales

Skills/ Qualifications:

In particular, Ms. Krishnan’s key areas of skills/qualifications include, but are not limited to:

•   Client Industry and Finance – served as co-founder and chief financial officer of a technology company; experience with a leading technology private equity fund; served in a variety of accounting/finance positions

•   Global – deep experience in global markets, particularly in India and the United Kingdom

    BOARD & CORPORATE GOVERNANCE

Jeffrey N. Maggioncalda	Board Committees:	Independent:
	• Compensation • Credit	Yes

Mr. Maggioncalda, age 46, is the former Chief Executive Officer of Financial Engines, an independent investment advisory firm. Mr. Maggioncalda served in this role since Financial Engines’s inception in 1996 until 2014. Mr. Maggioncalda also served as a director of the company from 2011 to 2014.

Prior Directorships:	• Financial Engines, an independent investment advisory firm (2011-2014) • Affinity Circles, a social networking developer

Other Prior Experience:	• Summer Associate, McKinsey & Co., a strategy consulting firm (1995) • Associate, Cornerstone Research, an economic and financial consulting firm (1991-1994)

Education:	• Bachelor’s degree in Economics and English from Stanford University • Master’s degree in Business Administration from Stanford University

Skills/ Qualifications:

In particular, Mr. Maggioncalda’s key areas of skills/qualifications include, but are not limited to:

•   Leadership – former role as CEO and director of Financial Engines

•   Banking/Financial Services – extensive experience in the investment advisory industry

    BOARD & CORPORATE GOVERNANCE

Kate D. Mitchell	Board Committees:	Independent:
	• Compensation, Chair • Audit • Risk	Yes

Ms. Mitchell, age 56, is Managing Partner and Co-Founder of Scale Venture Partners (“Scale”), a venture capital firm where she leads investments in software and business services and is instrumental in building the firm’s team and strategic direction. Prior to founding Scale in 1996, Ms. Mitchell held a variety of senior management positions with Bank of America. Ms. Mitchell has served as a director of the Company since 2010.

Private Directorships:

•  mBlox, Inc., a mobile transaction network provider (since 2010)

•  PeopleMatter (PMW Technologies, Inc.), a provider of human resource management solutions (since 2014)

•  New Century Hospice, a provider of hospice services for patients, families and healthcare providers (since 2014)

•  National Venture Capital Association, a trade association focused on regulatory and economic policy impacting the venture industry and the companies that are funded by venture capital (2007–2011 and since 2014)

Other Experience:

•  Member, Steering Committee, Private Equity Women Investor Network, a forum for senior women in private equity (since 2010)

•  Member, Nasdaq Private Market Advisory Council, an advisory forum related to private capital markets (since 2014)

•  Co-Chair, NVCA Diversity Task Force, a forum to increase opportunities for women and minorities in venture capital and entrepreneurship (since 2014)

Prior Directorships:

•  Wayport, Inc. (2000-2008)

•  Friends of the San Francisco Public Library (2007-2010)

•  Chairman, National Venture Capital Association (2010-2011)

•  Member of National Venture Capital Association Executive Committee (2007-2011)

•  Jaspersoft, Inc., a manufacturer of business intelligence software (2009-2014)

•  Other directorships completed prior to 2009 include: Songbird Medical (1998-2005); Acusphere, Inc., a public pharmaceutical company (1999-2005); Tonic Software, Inc. (2000-2005); Pavilion Technologies, Inc. (2004-2007)

Other Prior Experience:

•  Silicon Valley Bank Venture Capital Advisory Board (2008-2013)

•  Various senior management positions in finance and technology (including Senior Vice President), Bank of America

•  Various finance and lending positions at Bank of California (now Union Bank of California)

Education:	• Bachelor’s degree in Political Science from Stanford University • Master’s degree in Business Administration from Golden Gate University

Skills/ Qualifications:

In particular, Ms. Mitchell’s key areas of skills/qualifications include, but are not limited to:

•  Client Industry – deep experience and knowledge of the venture capital industry and innovation companies (as a venture capital investor and/or a director); current role as co-founder and partner of Scale Ventures

•  Banking/Financial Services – held a variety of key executive positions at a large global bank

•  Finance – extensive finance and asset/liability management experience at two nationally-recognized banks

    BOARD & CORPORATE GOVERNANCE

John F. Robinson	Board Committees:	Independent:
	• Audit, Chair • Compensation • Credit • Risk	Yes

Mr. Robinson, age 68, is a former Executive Vice President of Washington Mutual Bank, a financial lending institution. Prior to his position with Washington Mutual, Mr. Robinson served with the Office of the Comptroller of the Currency as a Deputy Comptroller. Mr. Robinson has served as a director of the Company since 2010.

Public Directorships:	• Federal Home Loan Bank of San Francisco (since 2011)

Other Experience:	• National Outdoor Leadership School Advisory Committee (since 2007)

Prior Directorships:

•   Operation HOPE, a non-profit organization focusing on economic improvements for poverty-stricken people in America (2004-2013)

•   Federal Home Loan Bank of San Francisco (2004-2005 and 2007-2008)

•   Long Beach Mortgage Corporation, a wholly-owned subsidiary of Washington Mutual Bank (2004-2006)

•   Long Beach Securities Corporation, a wholly-owned subsidiary of Washington Mutual Bank (2004-2006)

Other Prior Experience:	• Executive Vice President, Washington Mutual Bank, a financial lending institution (2002-2008) • Deputy Comptroller, Office of the Comptroller of the Currency (1997-2002)

Education:	• Bachelor’s degree in Business Administration from Washington University in St. Louis • Master’s degree in Business Administration from Harvard University • Chartered Financial Analyst (CFA)

Skills/ Qualifications:

In particular, Mr. Robinson’s key areas of skills/qualifications include, but are not limited to:

•   Banking/Financial Services – deep banking and regulatory experience, especially as a former bank regulator

•   Risk Management – held a variety of executive risk management positions at a nationally-recognized bank

    BOARD & CORPORATE GOVERNANCE

Garen K. Staglin	Board Committees:	Independent:
	• Credit • Governance	Yes

Mr. Staglin, age 70, is the founder and proprietor of Staglin Family Vineyard, founded in 1985 in the Rutherford region of Napa Valley. Over the past 40 years, Mr. Staglin has also held a variety of positions in the financial and insurance services industries. Mr. Staglin has served as a director of the Company since 2011.

Public Directorships:	• Chairman, EXL Services, a provider of outsourcing services to global companies (since 2005)

Private Directorships:

•   Senior Advisor and Advisory Director, FTV Capital (formerly Financial Technology Ventures), (since 2004)

•   Vice Chairman, Profit Velocity Solutions, a manufacturing analytics firm (since 2007)

•   Chairman, Nvoice Payments, an electronic payment service provider (since 2010)

Other Experience:

•   Founder and President, International Mental Health Research Organization, devoted to raising awareness and funding research to find a cure for major mental illnesses (since 1995)

•   Founder and Co-Chairman, One Mind 4 Research, a non-profit organization devoted to accelerating cures and treatments for all brain disorders (since 2010)

Prior Directorships:

•   Advisory Director, Specialized Bicycle, a manufacturer of cycling equipment (1995-2014)

•   Chairman, Free Run Technologies, an internet and technology services company (2003-2014)

•   Bottomline Technologies, a provider of payment and invoice automation software and services (2007-2012)

•   Advisory Board, Blaze Mobile, a mobile payments company (2006-2011)

•   Global Document Solutions, a document processing outsourcing company (2005-2010)

•   Solera Holdings, Inc., an automotive insurance software service provider (2005-2011)

•   Other directorships completed prior to 2009 include: First Data Corporation, a payment solutions provider (1992-2003); Quick Response Services, a retail management and supply chain services company (1991-2001); CyberCash, Inc., a micro-payments and platform company (1996-2000); Chairman, Safelite Auto Glass, a national auto glass provider (1993-1999)

Other Prior Experience:	• Founder and President, Bring Change 2 Mind, an organization devoted to removing the stigma associated with mental illness (2009-2014)

Education:

•   Bachelor’s degree in Engineering-Electrical and Nuclear from the University of California, Los Angeles

•   Master’s degree in Business Administration, Finance and Systems Analysis from Stanford University Graduate School of Business

Skills/ Qualifications:

In particular, Mr. Staglin’s key areas of skills/qualifications include, but are not limited to:

•   Client Industry and Banking/Financial Services – extensive experience working within the wine and transaction/payment processing industries, as well as experience working with innovation companies (as a director)

•   Leadership – held a variety of leadership roles, including his Chairman role with EXL Services as well as other founder and president roles with various non-profit organizations

Vote Required

Any nominee who receives a greater number of votes cast “for” his or her election than votes cast “withheld” his or her election will be elected.

    BOARD & CORPORATE GOVERNANCE

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

We are committed to having sound corporate governance principles. These principles are important to the way in which we manage our business and to maintaining our integrity in the marketplace. Our Corporate Governance Guidelines and the charters of the Audit Committee, Compensation Committee, Credit Committee, Finance Committee, Governance Committee and Risk Committee of our Board are available at www.svb.com under “Corporate Governance.” The contents of the website are not incorporated herein by reference and the website address provided above and throughout this Proxy Statement is intended to be an inactive textual reference only.

Board Independence, Leadership and Risk Oversight

The Board has determined that, with the exception of Mr. Becker, our President and Chief Executive Officer, all of our current directors and director nominees, are “independent” within the meaning of the director independence standards set by Nasdaq and the SEC, as currently in effect.

Board Leadership – Separate Chairperson/CEO Roles

The Board has determined that it is in the best interests of the Company to maintain the Board chairperson and chief executive officer positions separately. It believes that having an outside, independent director serve as chairperson is the most appropriate leadership structure for the Board, as it enhances the Board’s independent oversight of management and our strategic planning, reinforces the Board’s ability to exercise its independent judgment to represent stockholder interests, and strengthens the objectivity and integrity of the Board. Moreover, an independent chairperson can more effectively lead the Board in objectively evaluating the performance of management, including the chief executive officer, and guide it through appropriate Board governance processes.

Mr. Dunbar, our current Chairman of the Board, is independent within the meaning of the director independence standards described above. Subject to his election, Mr. Dunbar is expected to serve as the Board’s Chairman for the 2015-2016 term.

Risk Oversight and Risk Committee

Oversight of risks to the Company is carried out by the Board as a whole and by each of its various committees. The Board receives periodic reports from management on our overall risk management, including, on at least an annual basis, an assessment of our key risks.

Effective as of January 1, 2015, the Board formed a new Risk Committee, currently comprised of the chairpersons of each of the Board and the Audit, Compensation, Credit, Finance and Governance Committees. The Risk Committee has the primary oversight responsibility for the Company’s enterprise-wide risk management (“EWRM”) framework, including the oversight of risk management policies, and the monitoring of the Company’s risk profile. In addition, the Risk Committee is responsible for overseeing the Company’s compliance with its risk appetite statement, which sets forth the levels of various acceptable key risks underlying the Company’s business. The Risk Committee also oversees compliance with, and recommends any changes for Board approval to, the Company’s risk appetite statement.

Additionally, each Board committee is engaged in overseeing the Company’s risks in its respective areas of oversight. For example, the Audit Committee regularly oversees our risks relating to our accounting and financial reporting. The Compensation Committee engages in periodic risk assessments to review and evaluate our compensation programs in relation to our risks. The Finance Committee actively oversees our capital, liquidity and financial management and the associated risks (whether as an ongoing matter or as it relates specifically to a transaction, such as an equity or debt securities offering). Moreover, the Credit Committee routinely oversees our management of credit risks. Each committee chairperson regularly reports back to both the Risk Committee and the full Board on its risk oversight activities. In addition, the Board routinely engages in discussions with management about the Company’s risks.

Executive Sessions

The Company’s independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Mr. Becker, our President and Chief Executive Officer, is generally not present at these executive sessions, but will from time to time, at the Board’s discretion, meet with the independent directors without other members of management present.

    BOARD & CORPORATE GOVERNANCE

Committee Independence and Audit Committee Financial Experts

The Board has determined that each of the current members of the Audit Committee, Compensation Committee, Governance Committee and Risk Committee are “independent” under Nasdaq director independence standards.

In addition, the Board has determined that each of Messrs. Robinson and Dunbar and Ms. Krishnan are “audit committee financial experts,” as defined under SEC rules, and possess “financial sophistication,” as defined under the rules of Nasdaq.

Annual Board Evaluation

The Governance Committee of the Board annually conducts, in coordination with the full Board, an evaluation of the Board’s performance and effectiveness, either the Board as a whole and/or on an individual director basis. The Governance Committee develops and implements a process for such evaluation and review, which may involve outside consultants or advisers and may include a review of how certain attributes affect Board effectiveness, such as Board size, meeting frequency, quality and timing of information provided to the Board, director communication, director education, director skills and qualifications, director independence and Board strategy sessions. The results of the evaluation are discussed with the Board. The Governance Committee also leads an evaluation of the performance and effectiveness of each of the Board’s committees. All Board and committee evaluations are typically conducted on an annual basis. See “Board Committees—Committee Governance” below.

Meeting Attendance

Board and Committee Meetings

The Board held ten (10) meetings during fiscal year 2014. For the number of committee meetings held in 2014, see “Board Committees – Committee Responsibilities and Meetings” below. Each director attended in person or via teleconference 75% or more of the total number of meetings of the Board, and of the committees on which he or she served, which were held during the period for which he or she was a director or committee member.

Stockholder Meetings

It is the Board’s policy that each director employs his or her best efforts to attend each of our annual stockholder meetings. Nine of our eleven then-serving Board members attended our 2014 Annual Meeting of Stockholders.

Consideration of Director Nominees

Stockholder Nominees

The Governance Committee will consider Board nominees proposed by stockholders. The Governance Committee has no formal policy with regard to stockholder nominees as it considers all nominees on their merits, as discussed below. Any stockholder nominations proposed for consideration by the Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

SVB Financial Group

3003 Tasman Drive

Santa Clara, California 95054

Attn: General Counsel and Corporate Secretary

Facsimile: (408) 969-6500

In addition, our Bylaws permit stockholders to nominate directors for consideration at an annual stockholder meeting. For a description of the process for nominating directors in accordance with the Bylaws, please see “Stockholder Proposals and Director Nominations” below.

Board Diversity; Selection and Evaluation of Director Candidates

While the Board has not formally adopted a policy governing board diversity, it recognizes the importance of assembling a well-rounded, diverse body of directors. The Governance Committee, with the participation of the full Board, is primarily responsible for reviewing the composition of the Board and for identifying candidates for membership on the Board, all in light of our ongoing requirements, its assessment of the Board’s performance and any input received from stockholders or other key constituencies. The Governance Committee makes determinations as to whether to recommend directors for re-election or director candidates’ nomination to the Board based on their skills, character, judgment and business experience, as well as their

    BOARD & CORPORATE GOVERNANCE

ability to diversify and add to the Board’s existing strengths. The Governance Committee typically seeks an appropriate mix of individuals with diverse backgrounds and skills complementary to our business and strategic direction. This assessment typically includes areas of expertise in industries important to us (such as technology; life science and healthcare; energy and resource innovation; premium wine; and venture capital and private equity), functional expertise in areas such as banking/financial services, public companies, global markets, legal/regulatory, accounting, finance, operations, information technology and risk management, and an assessment of an individual’s abilities to work constructively with the other Board members and management. The Governance Committee also seeks certain characteristics common to all Board members, such as integrity, strong professional reputation, proven leadership, record of achievement, collegiality and ability and commitment to devote sufficient time and energy to Board service.

Communications with the Board

Individuals who wish to communicate with our Board may do so by sending an e-mail to our Board at bod@svb.com. Any communications intended for non-management directors should be sent to the e-mail address above to the attention of the Board Chairman. Board-related communications are reviewed by the Chairman of the Board and shared with the full Board as he determines appropriate.

Code of Ethics

We have a Code of Ethics for Principal Executive Officer and Senior Financial Officers (the “Code of Ethics”) that also applies to our principal financial officer and principal accounting officer. A copy of this Code of Ethics is available on our website at www.svb.com under “Corporate Governance,” or can be obtained without charge by any person requesting it. To request a copy of our Code of Ethics, please contact: Kristi Gilbaugh, SVB Financial Group, 3003 Tasman Drive, Santa Clara, California 95054, or by telephone (408) 654-7400.

We intend to disclose any waivers from or changes to our Code of Ethics by posting such information on our website. No waivers or substantive changes were made during fiscal year 2014.

    BOARD & CORPORATE GOVERNANCE

BOARD COMMITTEES

Our Board has the following committees, each of which meets on a regular basis: (1) Audit Committee, (2) Compensation Committee, (3) Credit Committee, (4) Finance Committee, (5) Governance Committee and (6) Risk Committee.

Committee Members

As of the date of this Proxy Statement, the members of each of our Board committees are as follows: (The names of the respective committee chairperson are bolded.)

Audit	Compensation	Credit	Finance	Governance	Risk
John Robinson Dave Clapper Roger Dunbar Lata Krishnan Kate Mitchell	Kate Mitchell Dick Kramlich Jeff Maggioncalda John Robinson	Dave Clapper Jeff Maggioncalda John Robinson Garen Staglin	Joel Friedman Eric Benhamou Roger Dunbar Dick Kramlich Lata Krishnan	Eric Benhamou Roger Dunbar Joel Friedman Garen Staglin	Roger Dunbar Eric Benhamou Dave Clapper Joel Friedman Kate Mitchell John Robinson

Committee Governance

Committee Charters

Each committee is governed by a charter that is approved by the Board, which sets forth each committee’s purpose and responsibilities. The Board reviews the committees’ charters, and each committee reviews its own charter, on at least an annual basis, to assess the charters’ content and sufficiency, with final approval of any proposed changes required by the full Board. Stockholders and other interested persons may view a copy of each committee’s charter on our website, www.svb.com under “Corporate Governance.”

Annual Committee Evaluations

The Governance Committee, in coordination with the Board, implements and develops a process to conduct an assessment of committee performance and effectiveness. Typically, the assessments are conducted on an annual basis, and include a self-assessment by each committee, as well as a performance review of each committee by non-committee members. The review includes an evaluation of various areas that may include committee sizes, committee composition, committee performance, committee coordination with one another and committee involvement of the full Board. The results of the committee performance assessments are reviewed by each committee, as well as by the Governance Committee, and discussed with the full Board.

Committee Responsibilities and Meetings

The key oversight responsibilities of the Board’s committees, and the number of meetings held by each committee during 2014, are as follows:

Audit Committee	Number of meetings held in 2014: 9

•	Our corporate accounting and financial reporting processes and the quality and integrity of our financial statements and reports.

•	The selection, engagement and termination of our independent auditors.

•	The qualification, independence and performance of our independent auditors.

•	Our internal auditing function and other functions, including information technology, security, legal and regulatory matters.

    BOARD & CORPORATE GOVERNANCE

Compensation Committee	Number of meetings held in 2014: 9

•	Our overall compensation strategies, plans, policies and programs.

•	The approval of director and executive compensation.

•	The assessment of compensation-related risks.

Credit Committee	Number of meetings held in 2014: 9

•	The credit and lending strategies, objectives and risks of the Company and the Bank.

•	The credit management and lending practices of the Company and the Bank, including reviewing internal credit policies and establishing portfolio limits.

•	The quality and performance of the credit portfolio of the Company and the Bank.

Finance Committee	Number of meetings held in 2014: 9

•	The financial strategies and objectives of the Company and the Bank, including the annual budget

•	The financial risk management of the Company and the Bank, including capital planning and stress testing processes.

•	The capital and liquidity management of the Company and the Bank.

•	The review of the Company and Bank’s financial performance and compliance with applicable financial regulatory requirements.

•	The review of certain corporate development matters, such as strategic investments.

Governance Committee	Number of meetings held in 2014: 4

•	Our general corporate governance practices, including review of our Corporate Governance Guidelines.

•	The annual performance evaluation of our Board and its committees.

•	The identification and nomination of director candidates.

•	Our regulatory compliance of the Company and the Bank, including our Bank Secrecy Act compliance.

Risk Committee	Number of meetings held in 2014: N/A1

•	The operation of our EWRM framework, including oversight of our EWRM policies.

•	Our compliance with our risk appetite statement.

•	Our overall risk profile.

1 Our Risk Committee was formed and became effective as of January 1, 2015.

    BOARD & CORPORATE GOVERNANCE

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Report of the Audit Committee of the Board shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

Our Audit Committee has prepared the following report for inclusion in this Proxy Statement. The Audit Committee is governed by a Board-adopted charter, a copy of which is available on our website at www.svb.com. The charter specifies, among other things, the scope of the committee’s responsibilities and how those responsibilities are performed. The Audit Committee members are “independent” as defined by Nasdaq, the listing standard applicable to us.

The primary responsibility of the Audit Committee is to act on behalf of the Board in fulfilling the Board’s responsibility with respect to overseeing our accounting and reporting practices and the quality and integrity of our financial statements and reports, and our internal control over financial reporting. The committee also reviews the qualifications, independence, and performance of the registered public accounting firm engaged as our independent auditors. Management has the primary responsibility for the financial statements and the reporting process, as well as for our internal controls. Our independent registered public accounting firm, KPMG LLP, is responsible for expressing an opinion on the conformity of our audited financial statements with U.S. generally accepted accounting principles, as well as an opinion on the effectiveness of our internal control over financial reporting. In addition, the Audit Committee oversees our internal audit function, which is responsible for reviewing and evaluating the effectiveness of our internal controls, as well as other management functions including information technology and security.

The Audit Committee has reviewed and discussed with management its assessment and report on the effectiveness of our internal control over financial reporting as of December 31, 2014, which it made using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in “Internal Control – Integrated Framework (1992).” The committee also has reviewed and discussed with KPMG LLP its review and report on our internal control over financial reporting.

Moreover, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee discussed with the independent auditors the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees. In addition, the Audit Committee received from the independent auditors the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, including Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent auditors the auditors’ independence from us and our management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the SEC.

This report is included herein at the direction of the members of the Audit Committee.

AUDIT COMMITTEE

John Robinson (Chair)

David Clapper

Roger Dunbar

Lata Krishnan

Kate Mitchell

    BOARD & CORPORATE GOVERNANCE

COMPENSATION COMMITTEE REPORT

This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Act or the Exchange Act, except to the extent that we specifically incorporate the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based on this review and these discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2014 and this Proxy Statement.

This report is included herein at the direction of the members of the Compensation Committee.

COMPENSATION COMMITTEE

Kate Mitchell (Chair)

C. Richard Kramlich

Jeff Maggioncalda

John Robinson

Compensation Committee Interlocks and Insider Participation

During 2014, the Compensation Committee performed all compensation functions of the Board, except for the approval of CEO compensation, which was approved by the independent members of the Board based on the Compensation Committee’s recommendation. (See discussion above under “Board Committees – Committee Responsibilities and Meetings” for additional information on the Compensation Committee.) Mr. Becker does not participate in any of the Board or Compensation Committee discussions related to the evaluation of his performance or the recommendation/determination of his compensation. See descriptions of related transactions between us and each of the members of the Compensation Committee, if any, under “Certain Relationships and Related Transactions” below.

None of the members of the Compensation Committee has ever been one of our officers or employees and none of our executive officers serves, or in the past fiscal year served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on our Board.

    BOARD & CORPORATE GOVERNANCE

COMPENSATION FOR DIRECTORS

The following table sets forth the amounts earned or paid to each non-employee member of our Board of Directors during the year ended December 31, 2014.

Elements of Director Compensation

The Compensation Committee establishes
the compensation arrangement for directors,
using a combination of annual retainer fees,
meeting fees and annual equity awards. There
were no material changes to the compensation
arrangement with our directors in 2014. We paid
a total of $2.0 million in compensation to our
non-employee directors for the year 2014, as
well as for 2013.

The current annual term for directors
began on April 24, 2014, following their election
by stockholders at our 2014 Annual Meeting on
that date, and is expected to end on April 23,
2015, the date of our 2015 Annual Meeting.

Our non-employee director compensation
arrangement for 2014 was as follows:

Name	Fees Earned or Paid in Cash	Stock Awards ($) (1)	Total
Roger F. Dunbar	$192,250	$200,020	$392,270
Eric A. Benhamou	76,000	100,063	176,063
David M. Clapper	92,750	100,063	192,813
Joel P. Friedman	77,250	100,063	177,313
C. Richard Kramlich	68,500	100,063	168,563
Lata Krishnan	72,000	100,063	172,063
Jeffrey N. Maggioncalda	73,000	100,063	173,063
Kate D. Mitchell	87,250	100,063	187,313
John F. Robinson	91,250	100,063	191,313
Garen K. Staglin	67,750	100,063	167,813

(1)  Values indicated for equity awards reflect the fair value of grants made during the fiscal year. These stock awards represent annual equity grants of restricted stock units made to directors for the 2014-2015 director term. Such values were computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718. The amounts disclosed may never be realized. Assumptions used in calculating these amounts are included in the note entitled “Share-Based Compensation” in our audited financial statements included in our 2014 Annual Report on Form 10-K. As of December 31, 2014, the directors have in aggregate 10,339 restricted stock units outstanding, scheduled to vest in full on April 23, 2015.

Annual Director Retainer Fee	$35,000
Annual Chairperson Fee	$90,000, Board Chair $20,000, Audit Committee Chair $15,000, Compensation Committee and Risk Committee* Chairs $12,000, all other committee chairs
Board Meeting Fees	$1,000 (in-person)/$500 (telephonic) $3,000 per day, for extended strategic planning meetings
Committee Meeting Fees

$2,500 (in-person)/$1,250 (telephonic), Audit Committee

$1,500 (in-person)/$750 (telephonic), all other committees

$5,000 per day, for extended Audit Committee strategic planning meetings

$3,000 per day, for extended strategic planning meetings for all other committees

Annual Equity Retainer Award (in restricted stock units)

Total grant value of approximately $200,000 and $100,000 for the Board Chair and each of the other non-employee directors, respectively. Awards vest in full upon the completion of their annual director term.

*	Effective for 2015

The members of the Board are also eligible for reimbursement for their reasonable expenses incurred in connection with attendance at meetings or the performance of their director duties in accordance with Company policy.

The Compensation Committee previously approved a voluntary deferral arrangement and form of agreement under the 2006 Equity Incentive Plan which allows non-employee directors to elect an irrevocable deferral of the receipt of restricted stock unit awards until the earliest of: (a) a specific future settlement date that meets the requirements of Internal Revenue Code 409A, (b) separation from service, (c) the date of a change in control, (d) death, or (e) date of disability. Elections will apply to restricted stock unit awards received during 2014. Ms. Krishnan and Ms. Mitchell elected to defer the receipt of their 2014 equity grants of 940 restricted stock units each.

    BOARD & CORPORATE GOVERNANCE

Director Equity Ownership Guidelines

Under our equity ownership guidelines for our non-employee directors, as revised by the Compensation Committee in 2014, within five years of assuming the role, each non-employee member of the Board of Directors is expected to hold shares of our common stock that have a minimum value equivalent to 600% of his or her annual retainer.

The Compensation Committee is responsible for setting and periodically reviewing the guidelines. Equity ownership requirements for directors are established based upon a competitive review and subsequent recommendations by Pay Governance, the Compensation Committee’s independent compensation consultant.

The Governance Committee is responsible for overseeing director compliance with these guidelines, and reviews directors’ holdings on a quarterly basis. Any exceptions to meeting the guidelines due to personal financial or other reasons are reviewed and determined by the Governance Committee.

As of December 31, 2014, all non-employee directors were in compliance with the applicable ownership guidelines.

    BOARD & CORPORATE GOVERNANCE

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions Policy

We currently have in place a written policy on related party transactions (“Related Party Policy”), which governs the transactions involving us and certain related persons that are required to be disclosed under Item 404 of Regulation S-K (“S-K 404”). Under the Related Party Policy, any transaction, arrangement or relationship in which:

•	we are a participant;

•	the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year; and

•	a related person has or will have a direct or indirect material interest,

will be considered an interested transaction and will be required to be approved by the Audit Committee of the Board of Directors. Transactions not required to be disclosed under S-K 404 are excluded from this policy. Any of the following persons is considered a related person under the Related Party Policy:

•	Any director or executive officer of the Company;

•	Any nominee for director of the Company;

•	Any holder of more than 5% of our Common Stock; and

•	Any immediate family member of any of the above.

Our management has primary responsibility for identifying such related party transactions, which may include, from time to time, loan transactions by the Company or the Bank, investments through SVB Capital, or other business transactions involving us or our subsidiaries. The Audit Committee has responsibility for reviewing these transactions for potential conflicts of interests and approving them (or denying approval, as the case may be). The Credit Committee also reviews and approves related party loan transactions. Under the Related Party Policy, the Audit Committee’s approval may be granted in advance, ratified, or based on certain standing approvals previously authorized by resolution. The Audit Committee may delegate its approval authority under the Related Party Policy to the committee chairperson.

Insider Loan Policy

The Bank has in place a policy which permits the Bank to make loans to directors, executive officers and principal stockholders of the Bank or its affiliates (“Insiders”) and the related interests of those Insiders (“Insider Loans”). The Insider Loan policy is designed to comply with Regulation O of the Federal Reserve Act (“Regulation O”). Insider Loans qualify for an exemption from Section 402 of the Sarbanes-Oxley Act of 2002 as they are made by the Bank and subject to Regulation O.

Pursuant to Regulation O, the Insider Loan policy authorizes the Bank to make Insider Loans if such Insider Loans: (a) are approved in advance by a majority of the Board of Directors of the Bank for Insider Loans where the aggregate amount of all outstanding extensions of credit to the Insider and to all related interests of the Insider exceeds $500,000; (b) are extended under substantially the same terms and conditions and rates as those prevailing at the time of the Insider Loan for comparable transactions with non-Insider Bank clients; and (c) do not have more than a normal risk of failure of repayment to the Bank or other unfavorable features. The Insider whose credit extension is subject to Board approval must not participate either directly or indirectly in the voting to approve such extension of credit. Prior approval of the Board of Directors of the Bank is not required for an extension of credit made pursuant to a line of credit that was approved by the Board of Directors within 14 months of the date of the extension.

The Insider Loan policy also limits the aggregate amount of all loans to any Insider and his or her related interests. The Insider Loan policy also prohibits the Bank from paying an overdraft on a personal bank account of an Insider except if the overdraft is inadvertent, the aggregated amount of all overdrafts to the Insider at any time is $1,000 or less and the overdraft is outstanding for less than five business days.

Loan Transactions

Additionally, during 2014, the Bank made loans to related parties, including certain companies in which certain of our directors or their affiliated venture funds are beneficial owners of ten percent or more of the equity securities of such companies. Such loans: (a) were made in the ordinary course of business; (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons; and (c) did not involve more than the normal risk of collectibility or present other unfavorable features.

    BOARD & CORPORATE GOVERNANCE

Prior to their respective appointments as executive officers, each of Mr. China and Mr. Cox received a mortgage loan through the Bank’s Employee Home Ownership Program (“EHOP”), an employee benefit program whereby eligible employees of the Bank and its affiliates receive preferential terms on mortgage loans. Mr. China’s EHOP mortgage loan amount was $1,176,000, with a principal balance of $1,020,989 as of December 31, 2014. Mr. China’s loan matures April 1, 2016. Mr. Cox’s EHOP mortgage loan amount was $310,553, with a principal balance of $266,158 as of December 31, 2014. Mr. Cox’s loan matures October 1, 2018.

Fund Investments

Managed Funds

In 2000, we formed Silicon Valley BancVentures, LP (“SVBV”). The fund is managed by its general partners, which is a subsidiary of the Company and holds an interest in the fund. Mr. Kramlich invested in the fund ($1.0 million) and holds a noncontrolling interest.

Employee Funds

In 2000, we created SVB Qualified Investors Fund, LLC (“QIF”), a $7.6 million investment fund of funds for employees that met certain eligibility requirements. QIF invests capital provided by current or former SVB employees into venture capital funds, most of which are managed by us or our affiliates. All employee participants are required to invest in this fund with their own money, but we manage the fund and pay all administrative costs associated with the fund. The following executive officers participated in QIF, each with individual commitment amounts ranging between $50 thousand and $0.5 million: Messrs. Becker and Verissimo and Ms. Parsons. QIF is also a limited partner of, and holds an interest in, SVBV ($2.0 million).

In 2005, we formed SVB Qualified Investors Fund II, LLC (“QIF II”), a $5.1 million investment fund of funds following the same strategy as QIF. The following current executive officers participate in QIF II, each with individual commitment amounts ranging between $50 thousand and $0.3 million: Messrs. Becker and Verissimo and Ms. Parsons.

In 2013, we formed SVB Qualified Investors Fund III, LLC (“QIF III”), a $4.0 million investment fund for employees meeting certain eligibility requirements, including those that were directly engaged in providing services to our funds business. QIF III’s principal purpose is to invest in a select number of venture capital funds managed by us or third parties. Certain of our current executive officers participate in QIF III, each with commitment amounts ranging between $50 thousand and $0.5 million: Messrs. Becker, China, Descheneaux, Verissimo and Wallace and Ms. Parsons.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We believe, based on a review of Forms 3, 4 and 5 and amendments thereto filed with the SEC and other information known to us, that during fiscal year 2014 our directors, officers (as defined in the rules under Section 16 of the Exchange Act), and any greater than 10% stockholders have complied with all Section 16(a) filing requirements in a timely manner.

    BOARD & CORPORATE GOVERNANCE

INFORMATION ON EXECUTIVE OFFICERS

Our executive officers perform policy-making functions for us within the meaning of applicable SEC rules. They may also serve as officers of the Bank and/or our other subsidiaries. There are no family relationships among our directors or executive officers.

The following information outlines the name and age of each of our executive officers (as of the date of this Proxy Statement) and his or her principal occupation with the Company, followed by biographical information of each such executive officer:

Name	Age	Principal Occupation
Greg W. Becker	47	President and Chief Executive Officer
Marc C. Cadieux	48	Chief Credit Officer
John D. China	49	Head of Relationship Banking
Philip C. Cox	48	Head EMEA and India and President of the UK Branch
Michael R. Descheneaux	47	Chief Financial Officer
Michelle A. Draper	47	Chief Marketing Officer
Christopher D. Edmonds-Waters	52	Head of Human Resources
Joan S. Parsons	56	Head of Specialty Banking
Marc J. Verissimo	59	Chief Risk Officer
Bruce E. Wallace	50	Chief Operations Officer
Michael S. Zuckert	56	General Counsel

Executive Biographies

Mr. Greg W. Becker’s biography can be found under “Proposal No. 1—Election of Directors” above.

Mr. Marc C. Cadieux joined us in 1992 as an Assistant Vice President and has held a variety of positions with us, including Division Risk Manager for the Company’s Eastern Division, where he was responsible for overseeing our commercial lending activities in the eastern United States, the United Kingdom and Israel. Mr. Cadieux was appointed Assistant Chief Credit Officer in 2009 and was later appointed as Chief Credit Officer in 2013, where he currently oversees our credit administration function.

Other Prior	•	Loan Workout Officer, Pacific Western Bank (1990-1992)
Experience:	•	Various credit positions with Bank of New England (1988-1990)

Education/ Other:	•	Bachelor’s degree in economics from Colby College

    EXECUTIVE OFFICERS & COMPENSATION

Mr. John D. China joined us in 1996 as a Senior Relationship Manager and has held a variety of positions with the Company, including Head of Venture Capital Group and Head of Private Equity Group. Mr. China was appointed the Head of Relationship Management in 2010. In 2014, Mr. China was appointed the Head of Relationship Banking, where he is responsible for overseeing all aspects of our relationships within the venture capital and private equity, private bank and commercial bank communities.

Other Experience:	•	Director, California Israel Chamber of Commerce, a non-profit organization dedicated to strengthening business and trade relations between California and Israel (since 2011)
•	Advisory Board Member, DEMO, an organization dedicated to emerging technology development (since 2010)
•	Director, Astia.org, a not-for-profit organization dedicated to the success of women-led, high-growth ventures (since 2009)
•	Advisory Council, Advancing Science in America, a non-profit organization dedicated to advancing science and technology in the United States (since 2013)

Other Prior Experience:	•	Director, Executive Council of New York City, a global community of senior executives (2001-2003)

Education/ Other:	•	Bachelor’s degree in Industrial Engineering from Stanford University

Mr. Philip C. Cox joined us in 2009 as Head of UK, Europe & Israel, where he was responsible for the overall strategic direction of the Company in the UK, Europe and Israel, as well as the establishment of our UK Branch banking business. He was appointed as Head of Europe, Middle East and Asia (“EMEA”) and India and President of the UK Branch in 2012, where he is focused on the international development of our business and is responsible for our UK branch.

Prior Directorships:	•	Entrepreneur First, an organization devoted to developing high-growth tech startups in London (2011-2014)

Other Prior	•	Head of Commercial Banking, Bank of Scotland (2008-2009)
Experience:	•	Chief Executive Officer, European Business, Torex Retail PLC, a manufacturing and industrial software company (2005-2008)

Education/	•	Associate of the Association of Corporate Treasurers, UK
Other:	•	Member of the Chartered Institute of Bankers, UK

Mr. Michael R. Descheneaux joined us in 2006 as the Managing Director of Accounting and Financial Reporting, and was appointed as Chief Financial Officer in 2007, where he is responsible for all our finance, treasury, accounting and legal functions, as well as our funds management business. He also plays a key role in our global strategy and growth.

Prior Directorships:	•	Director, SPD Silicon Valley Bank, our joint venture bank in China (2012-2014)

Other Prior	•	Managing Director, Navigant Consulting, a business consulting firm (2004-2006)
Experience:	•	Independent consultant (2002-2004)
•	Various leadership positions with Arthur Andersen for the Central and Eastern Europe Region (1995-2002)
¡	Lead Partner of financial services practice
¡	Lead audit partner of telecommunications/high-tech practice
•	Technical expert on U.S. GAAP and generally accepted auditing standards matters

Education/	•	Bachelor’s degree in Business Administration from Texas A&M University
Other:	•	Certified public accountant
•	Member of the Texas State Board of Public Accountancy and the American Institute of Certified Public Accountants
•	Associate member of the Association of Certified Fraud Examiners

    EXECUTIVE OFFICERS & COMPENSATION

Ms. Michelle A. Draper joined us in 2013 as Chief Marketing Officer, where she is responsible for the strategy and execution of our global marketing initiatives. Prior to joining us, she was Senior Vice President of Institutional Services Marketing at Charles Schwab & Co.

Other Prior Experience:	•	Various senior-level marketing positions at Charles Schwab & Co., overseeing advertising, brand marketing and other key marketing strategies (1992-2013)

Education/ Other:	•	Bachelor’s degree in journalism from California Polytechnic State University – San Luis Obispo

Mr. Christopher D. Edmonds-Waters joined us in 2003 as Director of Organization Effectiveness, and in 2007, was appointed to his current role as Head of Human Resources, where he oversees our human resources function, which includes our compensation, global mobility, recruiting and learning and development functions.

Other Prior Experience:	•	Various senior-level positions at Charles Schwab & Co. (1996-2003), launching the company’s online training system
•	Various leadership roles with Macy’s California, managing corporate training programs

Education/	•	Bachelor’s degree in Intercultural Communications from Arizona State University
Other:	•	Master’s degree in Human Resources and Organization Development from the University of San Francisco

Ms. Joan S. Parsons joined us in 1994 and has served in a variety of leadership positions throughout the Company, including Eastern Division Manager and Chief Banking Officer. Ms. Parsons was appointed Head of U.S. Banking in 2008, and was appointed Head of Specialty Banking in 2014, where she is responsible for all specialty debt products; sponsor finance, mezzanine finance, life science and healthcare, and energy and resource innovation practices; loan syndications, non-credit product sales and SVB Analytics.

Private	•	Director, Leukemia & Lymphoma Society (since 2011)
Directorships:	•	Director, Planstrong Investment Management (since 2005)

Other Prior	•	Vice President of Corporate Banking, Fleet Bank of Massachusetts (1992-1994)
Experience:	•	Vice President, Barclays Bank PLC (1984-1992)
•	Banking Officer, Mellon Bank (1981-1983)

Education/ Other:	•	Bachelor’s degree in Economics and Art History from Wheaton College

Mr. Marc J. Verissimo joined us in 1993 and has served in a variety of leadership positions throughout the Company, including Manager of our Corporate Finance Group and our Risk Management Group. Mr. Verissimo was named Chief Strategy Officer in 2002. He is currently the Chief Risk Officer, where he is responsible for overseeing our credit, enterprise-wide risk management, corporate compliance and security functions.

Prior Directorships:	•	Entrepreneurs Foundation, a non-profit organization dedicated to strengthening the ties between entrepreneurial companies in the Bay Area and the communities in which they operate and their employees reside (2005-2012)
•	High Street Partners, Inc., a cross-border finance and administrative services firm (2009-2010)

Education/	•	Bachelor’s degree in Agricultural Economics from the University of California, Davis
Other:	•	Master’s degree in Business Administration from Harvard University

    EXECUTIVE OFFICERS & COMPENSATION

Mr. Bruce E. Wallace joined us in 2008 as the Head of Global Services, where he was responsible for our operations, product management, global transaction banking and service delivery. He was later appointed Chief Operations Officer in 2011, where he is responsible for leading all bank and non-bank operations and information technology services.

Private Directorships:	•	Director, SPD Silicon Valley Bank, our joint venture bank in China (since 2012)

Other Prior Experience:	•	Senior Vice President and Manager of Treasury Management Operations, Wells Fargo & Company (2005-2008)
•	Various senior management positions in banking operations, Wells Fargo & Company (1987-2005)

Education/ Other:	•	Bachelor’s degree in Accounting from California State University, Sacramento

Mr. Michael S. Zuckert joined us in 2014 as General Counsel, where he is responsible for all our legal matters. Prior to joining us, he served in a wide range of legal positions within the financial services industry. Most recently, he served as Deputy General Counsel of Citigroup from 2009-2014, where he served as general counsel for its non-core assets business, Citi Holdings, and also focused on mergers and acquisitions.

Private Directorships:	•	American Red Cross – Bay Area, a non-profit organization providing relief to those affected by disasters (since 2015)
•	Law Foundation of Silicon Valley, a non-profit organization providing free legal services to Silicon Valley individuals in need (since 2015)

Other Prior	•	Various senior-level legal positions at Citigroup Inc. (2002-2014)
Experience:	•	Various senior-level positions at Morgan Stanley & Co. Inc. (2000-2002 and 1987-1999)
•	Vice President and General Counsel, TheStreet.com, Inc., an online financial news provider (1999-2000)

Education/	•	Bachelor’s degree in History and Law and Society from Brown University
Other:	•	Juris Doctor degree from New York University School of Law

    EXECUTIVE OFFICERS & COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) discusses our 2014 executive compensation program, as it relates to our five “named executive officers” (each, an “NEO”): (i) Greg Becker, President and Chief Executive Officer (“CEO”); (ii) Michael Descheneaux, Chief Financial Officer (“CFO”); (iii) Phil Cox, Head of EMEA, India and President of UK Branch; (iv) Joan Parsons, Head of Specialty Banking; and (v) John China, Head of Relationship Banking.

CD&A – EXECUTIVE SUMMARY

Under the primary oversight of our Compensation Committee of the Board of Directors (the “Committee”), our executive compensation program is designed to attract, incent and retain talented individuals to lead our corporate growth and to deliver sustained strong performance over the long term.

We did not make any material changes to the design of our executive compensation program for 2014, and we continued to review and enhance our practices in accordance with our executive compensation philosophy. (See “Executive Compensation Philosophy and Objectives” below.) We continued to align executive pay with our business objectives and stockholder interests. Moreover, we continued to base incentive compensation on Company and individual performance without encouraging undue risk-taking.

The compensation paid to our executives for 2014 was commensurate with overall performance, as well as our outperformance relative to peers. As discussed under “2014 Performance” of the Summary Information section at the beginning of this Proxy Statement, we continued to deliver strong performance in 2014, focusing on the long-term global growth of our franchise. As further discussed in this CD&A, our NEOs were compensated to reflect that strong business performance, as well as their individual performance.

2014 EXECUTIVE COMPENSATION HIGHLIGHTS

Continued Focus on Pay for Performance

•

Strong incentive compensation and performance alignment.  In 2014, the key elements of our executive incentive compensation continued to be tied to: (i) annual return on average equity (“ROE”) and total stockholder return (“TSR”) over a three-year performance period, and (ii) our Company stock price.

Type of Incentive Compensation	Earnings Opportunity	Relevant Performance Metric	2014 Outcomes

Annual Cash Incentives (“ICP”)	Executive pool subject to maximum aggregate funding of 200% of corporate target __________________ Actual payout dependent on Company/individual performance	ROE against our corporate target and against peer performance	140% of executive pool funded based on ROE and overall Company performance ________________ Individual payouts varied	110% of corporate target achieved; ranked in 6th highest position against 20 peers

Performance- Based Restricted Stock Units (“PRSUs”)	0% to 150% of target award	TSR against peer performance Company stock price*	Not yet earned (2014 was first year of three-year performance period)	For 2014 only, ranked in 8th highest position against 20 peers
Restricted- Stock Units (“RSUs”)	Fixed award	Company stock price*	Value subject to Company stock price performance	11% Increase in Stock Price in One Year (2014)
Stock Options

* Earnings opportunity is generally based on economic benefit derived from Company stock price performance

    EXECUTIVE OFFICERS & COMPENSATION

•

CEO pay consistent with Company performance.  The Committee takes into consideration a variety of factors in determining actual CEO compensation. For illustrative purposes, the graphs below show the general directional comparison between our CEO’s total compensation (as reported in our 2014 Summary Compensation Table) and two selected key financial performance metrics:

¡	Earnings per share (“EPS”) – while not a direct performance metric used for compensation purposes, EPS is one of several key financial metrics used to evaluate overall Company performance.

¡

Relative ROE performance – relative ROE performance as measured against our peer group is one of two performance metrics used for purposes of funding our annual cash incentive plan. (See “Annual Cash Incentives” below.)

•

Continued emphasis of target performance-based pay and balance of short-term/long-term pay for our CEO.  A significant portion of our CEO’s target annual compensation represents performance-based and long-term pay.

Performance-Based: Annual cash incentives, PRSUs and stock options	Fixed Pay: Base salary and RSUs	Long-Term Pay: PRSUs, RSUs and stock options	Short-Term Pay: Base salary and annual cash incentives

KEY AREAS OF FOCUS AND RESULTS FOR 2014

FOCUS ON LONG-TERM Extended performance periods for performance-based executive equity awards (from one year to three years)	FOCUS ON STOCKHOLDER ALIGNMENT Increased CEO’s equity ownership guidelines to 6x annual base salary (increased guidelines for other NEOs as well)

FOCUS ON STOCKHOLDER SUPPORT 98% approval from stockholders in our most recent Say on Pay vote last year (Say on Pay vote submitted annually)	FOCUS ON STOCKHOLDER INTERESTS Lower annual equity burn rate of 1.42% under equity plan (compared to 2.18% for 2013)

    EXECUTIVE OFFICERS & COMPENSATION

EXECUTIVE COMPENSATION GOVERNANCE AND PRACTICES

OVERSIGHT AND GOVERNANCE	✓

Independent oversight of executive compensation. Our Board of Directors (comprised of all independent directors except for our CEO) oversees and approves the compensation of our CEO. (Our CEO does not participate in the Board’s discussions or decisions regarding his compensation.) Our Compensation Committee (comprised of all independent directors) makes recommendations to the Board about our CEO’s compensation, and oversees and approves the compensation of all other executive officers.

	✓	Independent compensation consultant to the Committee. The Committee utilizes an independent compensation consulting firm that does not provide any other services to the Company.
	✓	Active Committee engagement. In 2014, the Committee held 9 meetings to discuss compensation matters.

ALIGNMENT WITH STOCKHOLDER INTERESTS	✓

Robust executive equity ownership guidelines. Our executives are subject to robust equity ownership guidelines. In 2014, the Committee revised the guidelines and increased the minimum requirement applicable to the CEO to six (6) times annual base salary.

✓

Active stockholder engagement. As part of our proxy statement preparation process, we routinely and proactively reach out to our key stockholders to solicit their feedback about our executive compensation program, including our equity incentive plan.

✓

Focus on stockholder return. The primary performance metrics for our executives’ performance-based restricted stock units and the funding of our ICP are the Company’s relative total stockholder return performance and return on equity performance, respectively, which in both cases include performance as measured against our peers.

COMPENSATION RISK MITIGATION AND MANAGEMENT	✓

Compensation risk management. The Committee, together with its compensation consultant and our Chief Risk Officer, conduct annual compensation risk assessments. Based on those assessments, we do not believe that our compensation program creates risks that are reasonably likely to have a material adverse effect on the Company. In addition, our compensation program is regularly reviewed as part of our enterprise-wide risk management and internal audit programs.

✓

Our incentives are subject to certain minimums and maximum limits. We establish minimum thresholds for certain incentives where awards/payouts may not be earned or made unless actual performance meets or exceeds thresholds, such as our PRSUs. We also establish maximum limits, such as for our executive PRSU awards, our annual cash incentives funding, and our broad-based profit sharing plan.

Æ

No hedging or pledging. Pursuant to our Insider Trading Policy, our directors, executive officers (including our NEOs) and employees are not permitted to “hedge” ownership by selling puts in or selling short any of our publicly-traded securities at any time. Additionally, we have not permitted any of our executive officers to pledge, or use as collateral, our securities to secure personal loans or other obligations.

    EXECUTIVE OFFICERS & COMPENSATION

EXECUTIVE COMPENSATION FEATURES	✓

Competitive benchmarking against peers. In making compensation decisions, we consider compensation and performance data from our benchmarking reference peer group and routinely review, on at least an annual basis, the composition of the companies within the peer group. See “Competitive Benchmarking Against Peers” below.

	✓	Double trigger change in control severance. Our executive Change in Control Plan encourages continued dedication and alignment with stockholders’ interests through a potential change in control event.
Æ

No employment agreements. We do not have any individual employment contracts with any of our U.S. executive officers. We have a customary service agreement under applicable United Kingdom employment standards with Mr. Cox, who is based in the United Kingdom.

Æ

No executive perquisite program. We do not have any executive perquisite programs or special executive benefits. We provided certain benefits to Mr. Cox we believe are customary under UK employment standards, some of which may be deemed perquisites for purposes of disclosure under the Summary Compensation Table under the “Compensation for Named Executive Officers” section. Mr. Cox does not receive any exclusive executive benefits that are not otherwise available to other UK employees.

Æ

No executive benefit programs. We do not have any programs that offer benefits exclusively to our executives, except our executive Change in Control Plan. Our executives receive the same retirement, health, welfare and other benefits that are generally available to our employees, and may also participate in certain programs that are available to members of senior management, such as our Deferred Compensation Plan.

	Æ	No 280G excise tax gross-ups. Our executives are not entitled to any Section 280G excise tax gross-up payments under our Change in Control Plan for executives.
Æ

No special executive retirement benefits. U.S. executives are eligible to participate in our broadly-available 401(k) plan, and Mr. Cox is eligible to participate in a UK pension plan broadly available to UK employees. We do not provide any other pension, excess retirement, or supplemental executive retirement (“SERP”) plans to any executive.

EQUITY PLAN PRACTICES	✓	Our executives’ equity awards are made under our equity plan. Our equity plan/program have the following features/practices:
¡ No evergreen provision
¡    No repricing without stockholder
      approval
¡    No liberal share recycling
¡    No single-trigger vesting upon change in
      control
¡    Annual burn rate maximum of 2.5%
¡    Each full value award share counted as
      2  shares
¡ No tax gross-ups for plan awards	¡ Minimum 100% fair market value exercise
      price for options
¡    Minimum 3-year time-based vesting for
      full value awards (our typical practice for
      executives is 4 years)
¡    Minimum 1-year vesting for performance-
      based full value awards (our typical
      practice for executives is 3 years,
      including additional time-based vesting)
¡    Maximum 7-year term for options

* * * *

    EXECUTIVE OFFICERS & COMPENSATION

EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES

There were no changes to our executive compensation philosophy for 2014.

We continue to design and carry out our executive compensation program and practices based on our overarching compensation philosophy, the key objectives of which are to:

•   Align compensation with business objectives and stockholder interests. Our executive compensation plans are designed to:

¡      Tie pay to Company and individual performance through appropriate performance metrics.

¡       Provide for executive equity ownership to align economic interests with stockholders.

¡      Provide the opportunity for compensation based upon stockholder returns, relative performance against peers, and key financial measures.

¡      Take into account the dynamics of the market and business environment within which the Company and management operate.

•   Establish an appropriate mix of pay between performance-based and non-performance-based pay, as well as long-term and short-term compensation, with emphases on performance-based pay and long-term incentive compensation.

•   Design incentive compensation on Company and individual performance without encouraging undue risk-taking.

•   Pay competitively, relying primarily on external market standards while also considering internal parity and the importance of recruiting and maintaining a cohesive, top-talent executive management team.

•   Maintain strong governance practices over our program, including independent Board-level oversight.

Our compensation philosophy and program take into consideration our business objectives, the relative complexity this business diversity represents in an organization of our size, stockholder interests, appropriate risk management practices, emerging trends in executive compensation (particularly for financial institutions), applicable regulatory requirements, and market practices.

2014 Advisory Vote on 2013 Executive Compensation (Say on Pay)

We submit an advisory vote on executive compensation, or Say on Pay, to our stockholders on an annual basis. In 2014, 98% of the votes cast approved our 2013 executive compensation program (as described in our 2014 proxy statement). In light of the strong support and other feedback we solicited from our stockholders last year, the Committee made no material changes to our compensation philosophy, policies or overall program. Nevertheless, the Committee continues to pursue its pay-for-performance approach in determining executive compensation. The Committee will continue to consider changes to the program on an ongoing basis, as appropriate, in light of evolving factors such as business environment and competition for talent.

    EXECUTIVE OFFICERS & COMPENSATION

Compensation Governance

The Company’s executive compensation program is supported by strong corporate governance and Board-level oversight:

•

Role of Compensation Committee. All members of the Committee are “independent” under applicable Nasdaq rules. The Committee has primary oversight of our executive compensation program as provided in its charter, including the design and administration of executive compensation plans in a manner consistent with the executive compensation philosophy described above. The Committee reviews and approves the compensation of all executive officers (except for the CEO), and recommends the compensation of the CEO for the approval of the independent members of the Board. In carrying out its oversight responsibilities, the Committee routinely reports to the Board on the actions it has taken, as well as confers with the Board on compensation matters, as necessary. The Committee also makes recommendations for all other compensation-related matters that require Board approval.

Committee members hold meetings on a regular basis (9 meetings in 2014), and routinely meet in executive session without management present.

•

Role of the Independent Board Members. Subject to the recommendation of the Committee, all of the independent directors of the Board (all Board members except the CEO) review and approve the compensation for the CEO. Such review and approval are typically conducted during the executive session portion of the Board’s meetings, where neither the CEO nor any other member of management is present.

•

Role of Compensation Committee Consultant. The Committee has retained Pay Governance LLC, an independent executive compensation consultant, to provide advice and recommendations on all compensation matters under its oversight responsibilities as defined in the Committee’s charter. The Committee in its sole discretion selects the consultant, and determines its compensation and the scope of its responsibilities.

In 2014, Pay Governance assisted the Committee with advice and recommendations regarding the Company’s compensation philosophy and strategies; advice on executive and director compensation levels and practices, including review and recommendations on CEO and other executive compensation and evaluation of CEO pay and Company performance; advice on the Company’s Compensation and Performance Peer Groups; guidance on the design of our compensation plans and executive/director stock ownership guidelines; evaluation of performance metrics and peer performance; assistance with the Committee’s periodic review of potential risks associated with our compensation programs; recommendations regarding our equity incentive plan; and periodic reports to the Committee on market and industry compensation trends and regulatory developments. The Committee did not engage Pay Governance for any additional services outside of executive and director compensation consulting during 2014. In addition, the Committee does not believe there were any potential conflicts of interest that arose from any work performed by Pay Governance during 2014.

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Role of Chief Executive Officer. At the Committee’s request, our CEO will attend portions of the Committee’s meetings and executive sessions to discuss the Company’s performance and compensation-related matters. While he does not participate in any deliberations relating to his own compensation, he shares his assessment of the performance of the other executive officers with the Committee. Based on his assessments and the Company’s overall performance, our CEO makes recommendations to the Committee on any compensation decisions or changes for the other executive officers. The Committee considers the CEO’s recommendations, as well as data and analyses provided by management, but retains full discretion to approve, or recommend for the independent members of the Board to approve, all executive compensation.

    EXECUTIVE OFFICERS & COMPENSATION

Competitive Benchmarking Against Peers	Peer Group (20 companies)

Consistent with 2013, for 2014, the Committee continued to benchmark and compare our compensation and performance with our peer companies:

Compensation. In making compensation decisions for 2014, the Committee considered competitive compensation data from the Company’s Peer Group, which included companies that are similarly-sized, have some business model similarities and compete with us for our talent. A list of our Peer Group companies is set forth at the right.

Performance. In measuring our relative performance for purposes of 2014 compensation decisions, specifically the PRSU awards for our executives, the Committee considered performance data from the Peer Group. To determine the funding of our Incentive Compensation Plan and consistent with the year 2013, the Committee also considered performance data from the Peer Group, as modified with the following changes (“Performance Peer Group”): (i) added certain larger companies with similar business models — Comerica Incorporated, Huntington Bancshares, and Zions Bancorporation, and (ii) excluded certain companies based on size, performance and/or business model — PacWest, First Citizens, and Investors Bancorp. (See “Annual Cash Incentives — ICP Funding” and “Equity Incentives.”)

The Committee, with the Committee’s compensation consultant and management, reviews on at least an annual basis, the composition of the Peer Group. In determining the composition, the Committee considers various factors and characteristics including market capitalization, asset size, assets under management, number of employees, business model and complexity of the platform, and performance on financial and market-based measures. There were no changes to the Peer Group from 2013, except for the removal of CVB Financial Corp. and Raymond James Financial, Inc. due to their different business models and/or market focus.

Associated Banc-Corp

Bank of Hawaii Corp

BOK Financial Corp

City National Corporation Commerce Bancshares, Inc.

Cullen/Frost Bankers, Inc.

East West Bancorp, Inc.

First Citizens Bancshares, Inc. FirstMerit Corporation

First Republic Bancorp

Investors Bancorp, Inc.

MB Financial, Inc.

PacWest Bancorp

Prosperity Bancshares, Inc.

Signature Bank

TCF Financial Corporation

UMB Financial Corporation

Umpqua Holdings Corporation

Valley National Bancorp

Webster Financial Corp.

It is important to note that in determining executive compensation, the Committee does not solely rely on comparative data from these peer groups. Such comparative data provides helpful market information about our peer companies, but the Committee does not target any specific positioning or percentile, nor does it use a formulaic approach, in determining executive pay levels. The Committee also utilizes other resources, including published compensation surveys and proxy data. All such comparative peer data and supplemental resources are considered, along with the Company’s pay for performance and internal parity objectives. All applicable information is reviewed and considered in aggregate, and the Committee does not place any particular weighting on any one factor.

    EXECUTIVE OFFICERS & COMPENSATION

2014 Executive Compensation

Summary of 2014 Executive Compensation Components

	Component and Purpose	2014 Key Highlights
Annual Cash Incentive Compensation	Base Salary Provides ongoing fixed cash pay.	• Each NEO received in 2014 increases to his or her base salary due to merit increases and/or changes in job responsibilities.
Annual Cash Incentives Provides short-term (annual) performance-based cash incentive compensation opportunity under our ICP.

Funding of 2014 ICP Pool

•    No material changes to the ICP funding methodology from 2013 to 2014.

•    Funding of our annual ICP pool is determined and approved by the Committee and is subject to:

¡       ROE performance against our annual target ROE (2/3 of the pool); and

¡       Relative ROE performance against peer performance (1/3 of the pool)

•    Based on the Company’s ROE performance above its annual target and its ranking against its peers, as well as the Company’s overall performance, 140% of the 2014 executive incentive pool was funded. This funding is also based on the Company’s overall performance in 2014.

Individual 2014 ICP Awards

•    Individual ICP awards were determined subject to the extent of pool funding, and overall Company and individual performance.

•    Annual incentive targets were increased for two NEOs and decreased for one NEO.

•    For 2014, each NEO received between 134% to 162% of his or her target payout.

Long-Term Equity Incentive Compensation	Stock Options Provides incentives for long-term creation of stockholder value over a four-year period.

2014 Equity Compensation:

•    Consistent with prior years, the Committee continued to use a mix of equity awards which included stock options, PRSUs and RSUs.

•    Stock options and RSUs continued to be subject to annual vesting over a four year period.

•    Mr. Cox received a special grant of RSUs, subject to a four-year cliff vesting period, due to his expanded responsibilities and for retention purposes. (See “Equity Incentives” below.)

Longer PRSU Performance Period:

•    The performance period for 2014 PRSUs was lengthened from one year to three years (from 2014-2016).

Performance-Based Restricted Stock Units (“PRSUs”) Provides incentives to motivate and retain executives and to reward for our TSR performance relative to peer performance.
Restricted Stock Units (“RSUs”) Provides incentives for retention and long-term creation of stockholder value over a four-year period.
Benefits / Perks

Health/Welfare and Retirement Programs; Perquisites

As further discussed below, executives receive health, welfare and retirement benefits that are generally available to employees. We do not have any executive perquisite programs.

In addition, because Mr. Cox is based in the United Kingdom, we provided certain benefits to Mr. Cox which we believe are customary under UK employment standards. Some of those benefits may be deemed perquisites and are further disclosed below.

(See “Compensation for Named Executive Officers – Summary Compensation Table” and “Other Post-Employment Payments” below.)

    EXECUTIVE OFFICERS & COMPENSATION

Elements of Compensation

Base Salary

We provide base salaries in order to provide executives with a reasonable level of fixed short-term compensation. Executive base salary levels are typically reviewed at least annually by the Committee and adjusted as appropriate, typically as merit increases, promotions or changes in responsibilities, or market adjustments. Base salaries are determined on an individual basis. When determining any base salary increases, the Committee considers an individual’s total compensation package, his or her performance, Company performance, comparative peer and market compensation data, internal parity, and other relevant factors, including the scope of the executive’s responsibilities relative to peers and other executives, and retention concerns.

In 2014, each NEO received merit increase adjustments to their base salaries based on individual performance, salary market positioning relative to peers, and internal parity, as appropriate. In addition, the salary increases for Mr. China and Ms. Parsons reflect their expanded responsibilities in connection with their respective appointments as Head of Relationship Banking and Head of Specialty Banking, respectively, in 2014, as well as alignment of their respective overall allocation mix of pay with one another. Mr. Cox’s salary increase also reflected his expanded responsibilities for our increasing business activities in Europe.

NEO	Percentage Increase	2014 Annual Base Salary

Greg Becker	4.2%	$875,000

Michael Descheneaux	5.0	525,000

Phil Cox*	8.7	350,000

Joan Parsons	12.5	450,000

John China	20.0	450,000

* Reflects U.S. dollar amount approved at the time of approval in April 2014; actually paid in British pounds.

Annual Cash Incentives

Our executives participate in the Company’s Incentive Compensation Plan (“ICP”), an annual cash incentive plan that rewards performance against individual and Company objectives.

NEO	Annual ICP Target (% of Annual Base Salary)

Greg Becker	80%

Michael Descheneaux	50

Phil Cox	75

Joan Parsons	60

John China	60

Each executive participant is assigned an incentive target, stated as a percentage of the individual’s annual base salary. In 2014, annual ICP targets:

•	Increased from 70% to 80% for Mr. Becker;
•	Decreased from 80% to 60% for Mr. China; and
•	Increased from 50% to 60% for Ms. Parsons.

These adjustments were made in order to align targets with comparative peer and market compensation, balance overall total target pay mix, and maintain internal parity among the executive team, as applicable.

No changes made to annual ICP targets for Messrs. Descheneaux and Cox.

ICP Funding

Each year, the Committee establishes one or more metrics that it will use to measure Company performance for ICP funding purposes. Based on those metrics and overall Company performance, the Committee will also determine the extent to which the Company will fund the incentive pool.

For 2014, the Committee continued to utilize the same methodology for funding the ICP as in 2013. The Committee continued to believe that ROE is an appropriate indicator of financial performance that is directly related to the creation of

    EXECUTIVE OFFICERS & COMPENSATION

stockholder value, especially if performance is measured against the Company’s objectives, as well as peer performance. Accordingly, the Committee continued to apply the following two performance metrics:

¡    ROE Against our Annual Target ROE (Two-Thirds (2/3) of Pool) - Two-thirds (2/3) of the total incentive pool is funded based on the Company’s performance relative to our Board-approved annual target ROE. The graph to the right illustrates the relationship in 2014 between: (i) achieved ROE as a percentage of our annual target ROE (which was budgeted for 2014 at 9.74%), and (ii) the percentage of the target incentive pool accrued. There is a funding maximum of 200% of target (for achievement of 150% or over of our target ROE).

  In addition, the Committee retains discretion to determine the extent to which the Company met its ICP performance target, including discretion to consider adjustments for certain out of the ordinary items, such as non-recurring accounting items. Adjustments are determined by the Committee, in consultation with the Audit Committee. For 2014 and consistent with prior years, the Committee excluded 50% of the gains on non-marketable securities over budget (net of noncontrolling interests). In addition, for 2014, the Committee excluded losses primarily attributable to certain foreign currency translation adjustment losses recognized at the end of 2014 in connection with the Company’s strategic decision to sell its lending business in India. These losses were due to changes in foreign exchange rates of the India Rupee since the inception of the business in 2008.

*The Committee retains discretion to fund up to 50% of the target ICP pool for performance below the 90% threshold, if and when it believes that making partial ICP payments are in the Company’s interests. The Committee decides whether and to what extent it will fund or spend the provisional pool and in no way does this pool represent a form of guaranteed incentive payments. The Committee did not approve any provisional funding pool for 2014 because of the Company’s above-target ROE performance.

¡     ROE Against Performance Peer Group (One-Third (1/3) of Pool) - For 2014, the Committee also established ROE relative to the Peer Group as an additional ICP performance metric to fund 1/3 of the total pool. As illustrated in the graph to the right, there is no payout if our performance falls in the bottom quintile, and a payout maximum in the top quintile. (See “Competitive Benchmarking Against Peers” above regarding the Peer Group.)

For 2014, the Committee determined that: (i) 2/3 of the executive ICP pool would be funded at 120% of target, based on the Company’s ROE performance, as adjusted, after taking into account the adjustments as discussed above; and (ii) 1/3 of the executive ICP pool would be funded at 163% of target, based on the Company’s relative ROE performance, ranking in the sixth position against the Performance Peer Group. In addition to these two ROE metrics, the Committee took into consideration the overall strong performance of the Company and the executive team in 2014. In particular, they took into consideration: overall strong executive leadership as a team; outstanding annual financial performance, including, in particular, growth in fee income due to higher transaction volume, and strong overall performance relative to peers; continued progress towards global expansion efforts; and continued focus on risk management. As a result, the Committee approved funding the overall executive ICP pool at 140% of total target.

2014 NEO ICP Awards

The Committee determines actual annual cash incentive awards for the NEOs based upon the individual’s target incentive level, the Company’s performance, and the NEO’s individual performance. ICP awards for NEOs may be at, above, or below the target incentive and are determined by the Committee (or in the case of the CEO, by the Board).

In determining each NEO’s performance, the Committee considered a variety of factors that it believed to be relevant, including each NEO’s contributions to (i) the Company’s business and financial results, (ii) the Company’s successful execution of its 2014 corporate initiatives, and (iii) broader leadership within the organization. For Mr. Becker, the Committee considered the performance assessment conducted by the independent members of the Board. For the other NEOs, the Committee considered the performance assessments conducted by Mr. Becker. In addition to these management assessments, the Committee considered its direct observations and assessments of each NEO’s performance, with input from the Board.

    EXECUTIVE OFFICERS & COMPENSATION

The independent members of the Board had determined that the CEO, and the Committee determined that the other NEOs, had earned the following incentive awards for 2014 based on the following primary factors considered:

Greg Becker	ICP Amount: $935,000

• Profitable 2014:

¡         Annual EPS increased by 13.2%

¡        Annual consolidated net income available to common stockholders increased by 22.3%

• Strong Company growth (all-time high average totals):

¡         Total assets increased by 42.0%

¡        Loan balances, net of unearned income, increased by 23.0%

¡         Total deposits and total client investment fund balances increased by 44.4% and 24.0% respectively

• Growth in market share; continued positive client satisfaction survey results

• Strong execution of our global strategy, including growth in global loans and deposits, and overall performance of the UK branch

• Substantial progress made on payments business initiative, including strong credit card fee income growth due to higher transaction volume and continued development of innovative payment solutions

• Continued focus on enterprise-wide risk management, including regulatory compliance

• Company ranked as the 4th “Best Bank in America” by Forbes magazine[1]

• Company named as “America’s Best Managed Company in Banking” in 2014 by Forbes magazine[2]

• Placed third as 2015 Best CEO for Mid-Cap Banks by Institutional Investor Magazine[3]

Michael Descheneaux	ICP Amount: $425,000

• Outstanding execution of our overall financial management, including continued strong capital and liquidity

• Strong management of relations with investors, credit ratings agencies and other key constituents

• Strong leadership in capital planning and stress testing initiative

• Successful execution of equity offering

• Continued effective leadership of Finance, SVB Capital and other areas of oversight

• Significant contribution towards long-term strategic and financial planning

• Named 2015 Best CFO for Mid-Cap Banks by Institutional Investor magazine[3]

Phil Cox	ICP Amount: $375,000

• Effective leadership of UK Branch

• Strong global expansion efforts

• Continued global promotion of the Company’s brand

• Continued growth in market share in the U.K. and Israel

• Effective management of the sale of the Company’s lending business in India

• Significant contribution towards long-term strategic planning and global expansion efforts

• Silicon Valley Bank recognized as “Service Provider of the Year” by Investor Allstars Awards London for the third consecutive year in 2014[4]

Joan Parsons and John China (as applicable to their respective areas of oversight)	ICP Amount: $380,000 each

• Effective leadership of sales and relationship teams

• Continued growth in market share

• Exceptional loan and deposit growth

• Positive client satisfaction survey results

• Continued strong credit quality

• Continued strengthening of client relationships • Effective cross–selling; growth in core fee income • Significant contribution towards long-term strategic planning and global expansion efforts

[1]	“America’s Best and Worst Banks 2015,” Forbes.com, December 22, 2014
[2]	“America’s Best-Managed Companies,” Forbes.com, December 10, 2014
[3]	“All-America Executive Team Highlights Best of Corporate U.S.,” InstitutionalInvestor.com, November 4, 2014
[4]	“Investor AllStars 2014,” InvestorAllStars.com, September 24, 2014

    EXECUTIVE OFFICERS & COMPENSATION

Equity Incentives

The Company believes that equity-based awards, particularly in combination with the Company’s equity ownership guidelines as discussed below, tie each of the NEOs’ compensation to the Company’s long-term financial performance and align the interests of the NEOs and our stockholders.

In 2014, the Committee continued to focus on long-term, sustainable performance and alignment with stockholders. As a result, it continued its emphasis on long-term equity compensation. The Committee determined a target equity award total value for each NEO, and granted a mix of performance-based and non-performance based equity awards based on the allocation as set forth to the left. Grants were made effective as of April 29, 2014. See “Compensation for Named Executive Officers – Outstanding Equity Awards at Fiscal Year End.”

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The stock options and restricted stock units (RSUs) are subject to annual vesting over a four-year period. The stock options have a maximum term of seven years. The Committee did not establish performance-based criteria, as the increase in the value of these stock options, and the value of the RSUs, are inherently tied to the future performance of the Company’s common stock.

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The performance-based restricted stock units (PRSUs) are subject to performance-based vesting over a three-year period (from 2014 through 2016) and to the extent earned, are subject to additional time-based vesting through January 30, 2017.

The Committee determines the performance conditions upon which the awards are earned, which for the 2014-2016 performance period, was the Company’s TSR performance as ranked against the Peer Group (“Relative TSR”).[5] After the end of the three-year performance period, the Committee will determine whether (and to what extent) the NEOs had earned the PRSUs, based on the Company’s Relative TSR. The PRSUs are subject to a maximum payout at 150% of target award. No payout is made if the Company ranks in the bottom five peer companies.

For 2014 only, the Company ranked in the eighth position against the Peer Group.

The Committee typically makes equity awards to each NEO at the time the individual is hired or promoted, and annually thereafter. The size of the awards reflects the overall number of shares available to the Company under our equity incentive plan, the Committee’s determination of an appropriate annual equity burn rate (the percentage of total shares outstanding that the Company has issued during the year in the form of equity compensation), the NEO’s role and performance, and the market compensation data for the NEO’s external peers.

Special Equity Award

In 2014, Mr. Cox received an equity grant of 3,225 RSUs in light of his expanded responsibilities in Europe and for retention purposes. The award is subject to cliff vesting at the end of a four-year period. In addition, the award is subject to certain performance conditions during the four-year vesting period, including meeting certain standards of professional conduct, compliance with applicable legal, regulatory and Company requirements in all material respects, and achieving a “successful” employee performance rating.

[5]

TSR is calculated, with dividends reinvested (if any), by dividing (i) the dividend-adjusted average closing stock price for the last two months of the applicable performance period, minus the dividend-adjusted average closing stock price for the two months immediately preceding the performance period, by (ii) the dividend-adjusted average closing stock price for the two months immediately preceding the performance period.

    EXECUTIVE OFFICERS & COMPENSATION

Executive Benefits

Employee Retirement Benefits

Our U.S.-based NEOs are eligible to participate in our SVB Financial Group 401(k) and Employee Stock Ownership Plan, our qualified retirement plan that is generally available to all of the Company’s U.S. employees. Our NEOs participate in the plan on the same terms as all other eligible employees. Other than our 401(k) plan, SVB Financial Group does not provide any pension, excess retirement, or SERPs to our NEOs.

Under our 401(k) plan, our U.S. employees, including our NEOs, may make voluntary pre-tax deferrals up to the maximum provided for by IRS regulations. The Company provides dollar-for-dollar matching contributions up to a maximum of 5% of cash compensation or the Internal Revenue Section 401(a) compensation limit, whichever is less. Company 401(k) matching contributions vest immediately upon deposit into the individual’s 401(k) account.

The plan also includes an Employee Stock Ownership Plan (“ESOP”). Under the plan, we may make discretionary annual contributions for U.S. employees, as determined by the Committee. ESOP contributions may be in the form of cash, the Company’s common stock, or a combination of both, and are subject to certain vesting conditions. Contributions are determined based on the Company’s performance and are not adjusted to reflect individual performance.

Similar to 2013, for 2014, the Committee established performance criteria based on the Company’s ROE, similar to the ICP, to fund the ESOP contribution, and set the funding level to a 2.5% (of eligible compensation) funding level based on target ROE performance, up to a maximum funding of 5%. Based on the Company’s 2014 above-target ROE performance, the Committee approved a contribution of 3.0% of eligible compensation in cash (50%) and the Company’s common stock (50%) for all eligible participants.

Mr. Cox participates in a defined contribution pension plan that is available to all eligible U.K.-based employees.

Deferred Compensation

We do not provide NEOs with any Company-funded deferred compensation benefits. However, in order to help them achieve their retirement objectives, we offer each NEO the opportunity to tax-defer a portion of their income, beyond what is allowed to be deferred in the Company’s qualified retirement plan. Specifically, under our Deferred Compensation Plan (“DCP”), each individual may defer 5% to 50% of their base pay and 5% to 100% of eligible incentive payments during each plan year. The DCP is an unfunded plan, and participating executives bear the risk of forfeiture in the event that we cannot fund DCP liabilities. We do not match executive deferrals to the DCP, nor do we make any other contributions to the DCP. See “Compensation for Named Executive Officers—Non-Qualified Deferred Compensation” below.

We establish and maintain a bookkeeping account for each participant which reflects compensation deferrals made by the executive along with any associated earnings, expenses, gains and losses. The amount in a participant’s account is adjusted for hypothetical investment earnings or losses in an amount equivalent to the gains or losses reported by the investment options selected by the participant from among the investment options designated for this purpose by the Company. A participant may, in accordance with rules and procedures we establish, change the investments to be used for the purpose of calculating future hypothetical investment adjustments to the participant’s account. The account of each participant is adjusted each business day to reflect: (a) the hypothetical investment earnings and/or losses described above; (b) participant deferrals; and (c) distributions or withdrawals from the account. Distributions or withdrawals from the DCP shall be made in full accordance with the requirements of Internal Revenue Code Section 409A.

No NEOs participated in the DCP in 2014. Among the NEOs, only Mr. Becker holds a balance due to deferrals made under the plan in 2005.

Health and Welfare Benefits

Our U.S.-based NEOs are eligible to participate in our standard health and welfare benefits program, which provides medical, dental, life, accident, and disability coverage to all of our eligible U.S.-based employees. We also provide Mr. Cox comparable health and welfare benefits, which are also available to all of our eligible U.K.-based employees. We do not provide executives with any health and welfare benefits that are not generally available to other Company employees.

    EXECUTIVE OFFICERS & COMPENSATION

Time Away From Work

Under our “time away from work” policy, U.S. exempt employees, including our U.S.-based NEOs, do not accrue vacation benefits. Rather, such employees are expected to manage their time away from work, subject to the demands and needs of their jobs. Non-exempt U.S. employees and other non-U.S. employees, including Mr. Cox, continue to accrue vacation benefits formulaically.

Executive Termination Benefits

See “Compensation for Named Executive Officers—Other Post-Employment Payments” below.

Perquisites

We do not have any executive perquisite programs. From time to time, on a limited or exception basis, we may provide other benefits that we believe are related to a business purpose or are customary outside of the U.S. that may otherwise be considered perquisites. We disclose those benefits as required by applicable rules. Specifically for 2014, we have reported the following benefits for Mr. Cox that may be deemed perquisites, but are customary in the U.K. or otherwise de minimis, such as car allowance benefits, gym subsidy benefits, miscellaneous home office expenses, and spousal meals for business or client events. See “Compensation for Named Executive Officers – Summary Compensation Table.”

Stock Option and Other Equity Practices

Grant Practices for Executive Officers

The Committee approved all equity grants in 2014 made to executive officers of the Company, except that the independent members of the Board approved equity grants made to the Chief Executive Officer. Annual equity compensation grants to executives have typically been approved during the second quarter of the year, and grants have been made effective during an open trading window pursuant to our Insider Trading Policy. The exercise price for stock option grants is equal to the closing market price on the grant’s effective date and grants typically have an annual vesting period of four years, subject to continued employment or service. All 2014 grants to our NEOs were made in accordance with this practice.

For newly-hired executive officers, the Committee approves an equity grant amount prior to, or shortly after, the executive’s start of employment, and the effective grant date is typically set during an open trading window after they commence employment. This approach ensures that the exercise price of stock options reflects a fair market price, since the exercise price for stock option grants is equal to the closing market price on the grant’s effective date.

Grant Practices for Other Employees

The Board has delegated authority to the Equity Awards Committee to make equity grants to non-executive employees under our 2006 Equity Incentive Plan. The Equity Awards Committee is a committee of two, comprised of our Chief Executive Officer and the Chair of our Board. The Equity Awards Committee may not make equity grants to executives or any non-executive employee that reports directly to the Chief Executive Officer.

The Equity Awards Committee may make grants only within established individual employee and aggregate share limits and in accordance with established requirements regarding the term, vesting period, exercise price and other terms and conditions for the grant. In addition, all grants of stock options, stock appreciation rights, and restricted stock units made by the Equity Awards Committee must be made (or become effective) on the first Monday of each month or, where the first Monday is a Company-observed U.S. holiday, on the first Tuesday of such month. The Equity Awards Committee must approve all grants in writing on or before the date of grant, subject to the respective employee remaining an employee as of the date of grant. Finally, management updates the Committee regarding all grants made by the Equity Awards Committee on a regular basis. Any grant that does not meet the requirements established for the Equity Awards Committee must be made by the Board, the Committee or other authorized committee.

The Committee typically approves annual grants to all eligible employees, as well as any other grants that the Equity Awards Committee is not authorized to approve.

Prohibitions Against Hedging

Pursuant to our Insider Trading Policy, our directors, executive officers (including our NEOs) and employees are not permitted to “hedge” ownership by selling puts in or selling short any of the Company’s publicly-traded securities at any time. Additionally, we discourage, and have not permitted, any of our executive officers to pledge, or use as collateral, our securities to secure personal loans or other obligations.

    EXECUTIVE OFFICERS & COMPENSATION

Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits our deductibility of compensation paid to our CEO and each of the next three most highly compensated executive officers (excluding the Chief Financial Officer) in excess of $1,000,000, but excludes “performance-based compensation” from this limit. Stock options qualify for this tax deductibility. However, in order to maintain flexibility and promote simplicity in the Committee’s administration of and oversight over executive compensation arrangements, other compensation arrangements, such as time-based restricted stock units that vest based solely on continued service, and performance-based restricted stock units that vest solely upon achievement of performance goals (as determined by the Committee), and ICP payments, do not qualify for tax deductibility. This design allows the Committee to balance tax deductibility with other business priorities that affect stockholder value.

Equity Ownership Guidelines for Executive Officers

The Company maintains stock ownership guidelines for the Company’s executive officers, including the NEOs. These stock ownership guidelines reflect the Board’s belief in the importance of aligning the economic interests of stockholders and management.

The Compensation Committee is responsible for setting and periodically reviewing the guidelines. Guidelines for each executive position are determined based on factors including the executive role, scope of responsibilities, base salary levels, Company stock price performance and market data. In 2014, the Committee revised the equity ownership guidelines applicable to executive officers by establishing the guidelines based on the value of the Company’s common stock as a percentage of annual base salary. Guidelines were previously set as a fixed minimum of shares, the number of which was determined by a multiple of annual base salary. Specifically, the minimum requirement for the CEO increased to six times annual base salary, whereas previously the requirement was based on five times annual base salary. The revised guidelines for current executive officers are as follows:

Stock Value as Percentage of Annual Base Salary
Chief Executive Officer	600%
Chief Financial Officer Chief Operations Officer Chief Risk Officer Chief Credit Officer Head of Relationship Banking Head of Specialty Banking Head EMEA India & President UK Branch	300%
Head of Human Resources Chief Marketing Officer General Counsel	200%

All members of executive management are expected to attain the minimum level of ownership by May 23, 2017. New executive officers (hired after May 23, 2012) are expected to attain the minimum level of ownership by the fifth anniversary of the date of his or her assumption of the applicable position.

The Governance Committee monitors compliance with these guidelines and reviews executive equity holdings on a quarterly basis. In evaluating whether executives are meeting the ownership guidelines, the Governance Committee considers the following as shares owned: (1) shares privately held, (2) shares owned through investment in the Company’s stock fund in the SVB Financial Group 401(k) and Employee Stock Ownership Plan, and (3) earned but unvested awards of restricted stock awards and restricted stock units (subject to either time-based or performance-based vesting). The Committee does not count vested or unvested stock options towards the ownership guidelines. Exceptions to meeting the guidelines due to personal financial or other reasons are reviewed and determined by the Governance Committee.

As of December 31, 2014, all of our NEOs were in compliance with the applicable ownership guidelines or have made significant progress towards meeting the guidelines, as determined by the Governance Committee.

    EXECUTIVE OFFICERS & COMPENSATION

COMPENSATION FOR NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth the compensation paid to our NEOs for the years ended December 31, 2012, 2013 and 2014.

Name and Principal Position	Year	Salary ($) (1)		Bonus ($) (2)	Stock Awards ($) (3)		Stock Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)		All Other Compensation ($)(5)		Total ($)
Greg Becker,	2014	869,167		-	1,175,470		1,070,211	935,000		22,924	(6)	4,072,772
President and Chief	2013	835,613		-	1,336,868		867,018	925,000		22,389	(7)	3,986,888
Executive Officer	2012	932,713	(8)	-	901,180		766,556	820,119	(9)	25,000	(10)	3,445,568

Michael Descheneaux,	2014	520,833		600	517,225		470,896	425,000		21,347	(11)	1,955,901
Chief Financial Officer	2013	499,780		-	739,544		474,665	450,000		22,389	(12)	2,186,378
	2012	576,198	(13)	-	540,708		474,664	335,907	(14)	25,000	(15)	1,952,477

Phil Cox (16),	2014	328,013		600	536,229	(17)	171,239	375,000		53,464	(18)	1,464,545
Head EMEA India & Pres UK Branch

Joan Parsons,	2014	441,667		600	282,044		256,837	380,000		24,067	(19)	1,385,215
Head of Specialty	2013	399,780		-	405,327		257,910	350,000		22,389	(20)	1,435,406
Banking	2012	443,146	(21)	-	296,102		250,972	332,548	(22)	25,000	(23)	1,347,768

John China,	2014	437,500		600	282,044		256,837	380,000		21,890	(24)	1,378,871
Head of Relationship	2013	373,113		-	412,438		235,961	1,072,500	(25)	22,389	(26)	2,116,401
Banking	2012	404,109	(27)	-	205,984		180,045	375,000		59,815	(28)	1,224,953

(1)

Includes: (a) charitable donations of vacation time; and (b) for 2012, one-time payouts for unused and accrued vacation time in light of the adoption of our time away from work policy and our elimination of vacation accruals for exempt U.S. employees (“Accrued Vacation Payout”). See “Executive Benefits – Time Away From Work” above.

(2)	Reflects the value of a cash gift card given to the executive.

(3)

Values indicated for equity awards reflect the fair value of grants made during the fiscal year. Such values were computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). The amounts disclosed may never be realized. Assumptions used in calculating these amounts are included in the note entitled “Share-Based Compensation” in our audited financial statements included in our Annual Report on Form 10-K for the applicable year. The amounts disclosed under the “Stock Awards” column also include the fair value grants of certain performance-based restricted stock unit awards reported based on achievement at target level. Such awards are subject to a maximum of 150% of target level. For details of 2014 grants, see “Grants of Plan-Based Awards” below.

(4)

Includes: (a) ICP payments; (b) for 2012, payments under the Long-Term Cash Incentive Plan (“Cash LTIP”), which was terminated in 2013; and (c) for 2013, Mr. China’s one-time long term cash retention award.

(5)

Included in this column for 2014 are deemed perquisites provided to Mr. Cox and reimbursement payments of income taxes incurred by the NEOs on imputed income (“Imputed Income Tax Reimbursements”). For 2014, such imputed income was primarily associated with spousal travel and attendance to our business events where our NEOs’ spouses or significant others were invited, and expected, to attend.

(6)

Other compensation for Mr. Becker in 2014 is comprised of: (a) ESOP contribution of $7,800; (b) 401(k) Plan matching contribution (“401(k) Match”) of $13,000; and (c) Imputed Income Tax Reimbursement of $2,124.

(7)	Other compensation for Mr. Becker in 2013 is comprised of: (a) ESOP contribution of $9,639; and (b) 401(k) Match of $12,750.

(8)	Salary compensation for Mr. Becker in 2012 includes a one-time Accrued Vacation Payout of $124,615.

(9)	Non-Equity Incentive Plan Compensation for Mr. Becker in 2012 is comprised of: (a) Cash LTIP payment of $120,119; and (b) ICP payment of $700,000.

(10)	Other compensation for Mr. Becker in 2012 is comprised of: (a) ESOP contribution of $12,500; and (b) 401(k) Match of $12,500.

(11)	Other compensation for Mr. Descheneaux in 2014 includes: (a) ESOP contribution of $7,800; (b) 401(k) Match of $13,000; and (c) estimated Imputed Income Tax Reimbursement of $547.

(12)	Other compensation for Mr. Descheneaux in 2013 includes: (a) ESOP contribution of $9,639; (b) and 401(k) Match of $12,750.

(13)	Salary compensation for Mr. Descheneaux in 2012 includes a one-time Accrued Vacation Payout of $70,283.

(14)	Non-Equity Incentive Plan Compensation for Mr. Descheneaux in 2012 is comprised of: (a) Cash LTIP payment of $60,907; and (b) ICP payment of $275,000.

(15)	Other compensation for Mr. Descheneaux in 2012 is comprised of: (a) ESOP contribution of $12,500; and (b) 401(k) Match of $12,500.

(16)

For reporting purposes in this Proxy Statement and where applicable, any compensation for Mr. Cox paid or otherwise denominated in British pounds was converted to U.S. Dollars based on a currency exchange rate of approximately 1.56, as of December 31, 2014. Compensation is only provided for 2014, as that is the first year for which Mr. Cox was designated as an NEO.

    EXECUTIVE OFFICERS & COMPENSATION

(17)	Equity compensation for Mr. Cox in 2014 includes a one-time special grant of 3,225 restricted stock units (subject to four-year cliff vesting).

(18)

Other compensation for Mr. Cox in 2014 is comprised of: (a) Group Personal Pension Scheme employer contribution (“U.K. Pension”) of $39,362; (b) certain deemed perquisites of $13,338, comprised of (i) $11,675 in U.K. car allowance benefits, and (ii) other de minimis perquisites, including miscellaneous home office expenses, gym subsidies and meals for Mr. Cox’s spouse at business events where spouses were invited, and expected to, attend; and (c) estimated Imputed Income Tax Reimbursement of $764.

(19)	Other compensation for Ms. Parsons in 2014 is comprised of: (a) ESOP contribution of $7,800; (b) 401(k) Match of $13,000; and (c) Imputed Income Tax Reimbursement of $3,267.

(20)	Other compensation for Ms. Parsons in 2013 is comprised of: (a) ESOP contribution of $9,639; and (b) 401(k) Match of $12,750.

(21)	Salary compensation for Ms. Parsons in 2012 includes a one-time Accrued Vacation Payout of $66,638.

(22)	Non-Equity Incentive Plan Compensation for Ms. Parsons in 2012 is comprised of: (a) Cash LTIP payment of $102,548; and (b) ICP payment of $230,000.

(23)	Other compensation for Ms. Parsons in 2012 is comprised of: (a) ESOP contribution of $12,500; and (b) 401(k) Match of $12,500.

(24)	Other compensation for Mr. China in 2014 is comprised of: (a) ESOP contribution of $7,800; (b) 401(k) Match of $13,000; and (c) Imputed Income Tax Reimbursement of $1,090.

(25)	Non-Equity Incentive Plan Compensation for Mr. China in 2013 is comprised of: (a) one-time long term cash retention award of $597,500; and (b) ICP payment of $475,000.

(26)	Other compensation for Mr. China in 2013 includes: (a) ESOP contribution of $9,639; and (b) 401(k) Match of $12,750.

(27)	Salary compensation for Mr. China in 2012 includes a one-time Accrued Vacation Payout of $57,885.

(28)

Other compensation for Mr. China in 2012 is comprised of: (a) Retention Plan (“RP”) payment of $34,815 (executive officer participation in the plan has been discontinued); (b) ESOP contribution of $12,500; and (c) 401(k) Match of $12,500.

    EXECUTIVE OFFICERS & COMPENSATION

Grants of Plan-Based Awards

The following table sets forth all plan-based awards, including both equity awards and non-equity incentive awards under plans, made to our NEOs during the year ended December 31, 2014.

		Compensation Committee or Board Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards; Number of Shares of Stock or Units (3)	All Other Option Awards; Number of Securities Underlying Options	Exercise or Base Price of Option Awards (4)	Grant Date Fair Value of Stock and Option Awards(5)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Greg Becker	April 24, 2014	April 24, 2014	-	700,000	-	-	-	-	-	-	$-	$-
Greg Becker	April 29, 2014	April 24, 2014	-	-	-	3,427	6,854	10,281	-	-	-	740,095
Greg Becker	April 29, 2014	April 24, 2014	-	-	-	-	-	-	4,032	-	-	435,375
Greg Becker	April 29, 2014	April 24, 2014	-	-	-	-	-	-	-	24,343	107.98	1,070,211
Michael Descheneaux	April 23, 2014	April 23, 2014	-	262,500	-	-	-	-	-	-	-	-
Michael Descheneaux	April 29, 2014	April 23, 2014	-	-	-	1,508	3,016	4,524	-	-	-	325,668
Michael Descheneaux	April 29, 2014	April 23, 2014	-	-	-	-	-	-	1,774	-	-	191,557
Michael Descheneaux	April 29, 2014	April 23, 2014	-	-	-	-	-	-	-	10,711	107.98	470,896
Phil Cox	April 23, 2014	April 23, 2014	-	262,500	-	-	-	-	-	-	-	-
Phil Cox	April 29, 2014	April 23, 2014	-	-	-	548	1,096	1,644	-	-	-	118,346
Phil Cox	April 29, 2014	April 23, 2014	-	-	-	-	-	-	645	-	-	69,647
Phil Cox	April 29, 2014	April 23, 2014	-	-	-	-	-	-	3,225	-	-	348,236
Phil Cox	April 29, 2014	April 23, 2014	-	-	-	-	-	-	-	3,895	107.98	171,239
Joan Parsons	April 23, 2014	April 23, 2014	-	270,000	-	-	-	-	-	-	-	-
Joan Parsons	April 29, 2014	April 23, 2014	-	-	-	822	1,645	2,467	-	-	-	177,627
Joan Parsons	April 29, 2014	April 23, 2014	-	-	-	-	-	-	967	-	-	104,417
Joan Parsons	April 29, 2014	April 23, 2014	-	-	-	-	-	-	-	5,842	107.98	256,837
John China	April 23, 2014	April 23, 2014	-	270,000	-	-	-	-	-	-	-	-
John China	April 29, 2014	April 23, 2014	-	-	-	822	1,645	2,467	-	-	-	177,627
John China	April 29, 2014	April 23, 2014	-	-	-	-	-	-	967	-	-	104,417
John China	April 29, 2014	April 23, 2014	-	-	-	-	-	-	-	5,842	107.98	256,837

(1)	The ICP amounts represent target levels; there are no individual threshold or maximum amounts.

(2)

For the performance-based restricted stock unit grants to the NEOs made in 2014, the performance achievement will be determined as of December 31, 2016 for the 2014-2016 performance period based upon the performance criteria presented under “Compensation Discussion and Analysis—Equity Incentives” above.

(3)	The stock awards reported above reflect restricted stock unit awards granted to each NEO.

(4)	The exercise price of the stock option awards is reported in the table.

(5)

The fair values reported above are also reported in the “Summary Compensation Table” under the “Stock Awards” and “Stock Option Awards” columns. Amounts shown represent the grant date fair values of awards of stock options and stock awards granted in the fiscal year indicated which were computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation (“ASC Topic 718”). The amounts disclosed may never be realized. Assumptions used in calculating these amounts are included in the note entitled “Stockholders’ Equity” of our audited financial statements included in our Annual Report on Form 10-K for the applicable year.

Option Exercises and Stock Vested

The following table sets forth the number of securities underlying equity awards that vested (in the case of restricted shares) or were exercised (in the case of stock options) by the NEOs during the year ended December 31, 2014, and the value realized upon such vesting or exercise.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Greg Becker	16,450	$1,077,272	4,750	$510,066
Michael Descheneaux	10,701	680,401	2,750	295,364
Philip Cox	-	-	1,583	169,899
Joan Parsons	29,881	1,951,969	2,294	245,512
John China	2,000	141,320	1,637	174,225

    EXECUTIVE OFFICERS & COMPENSATION

Outstanding Equity Awards at Fiscal Year End

The following tables set forth all outstanding equity awards to the NEOs as of December 31, 2014. The exercise price for each of the stock option grants reported below is equal to the closing market price on the grant date. The vesting schedule for each outstanding equity award is provided in the footnotes to the tables below. Outstanding stock awards are valued based upon the closing market price of our stock as of December 31, 2014, which was $116.07 per share.

	OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price (per option)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Greg Becker	4,450	-		-	$48.76	April 29, 2015
	17,045	-		-	45.19	July 27, 2017
	18,000	6,000	(1)	-	60.37	April 27, 2018
	14,050	14,050	(2)	-	64.37	May 1, 2019
	7,900	23,700	(3)	-	71.11	April 30, 2020
	-	24,343	(4)	-	107.98	April 29, 2021
									1,250	(5)	$145,088
									19,000	(6)	2,205,330
									2,600	(7)	301,782
									6,600	(8)	766,062
									4,032	(9)	467,994
									15,000	(10)	1,741,050
									10,281	(11)	1,193,316

(1)	6,000 options scheduled to vest on April 27, 2015.
(2)	7,025 options scheduled to vest on May 1, 2015 and 7,025 options scheduled to vest on May 1, 2016.
(3)	7,900 options scheduled to vest on April 30, 2015; 7,900 options scheduled to vest on April 30, 2016; and 7,900 options scheduled to vest on April 30, 2017.
(4)

6,086 options scheduled to vest on April 29, 2015; 6,086 options scheduled to vest on April 29, 2016; 6,086 options scheduled to vest on April 29, 2017; and 6,085 options scheduled to vest on April 29, 2018.

(5)	1,250 restricted stock units scheduled to vest on April 27, 2015.
(6)	19,000 restricted stock units scheduled to vest on April 27, 2015.
(7)	1,300 restricted stock units scheduled to vest on May 1, 2015 and 1,300 restricted stock units scheduled to vest on May 1, 2016.
(8)

2,200 restricted stock units scheduled to vest on April 30, 2015; 2,200 restricted stock units scheduled to vest on April 30, 2016; and 2,200 restricted stock units scheduled to vest on April 30, 2017.

(9)

1,008 restricted stock units scheduled to vest on April 29, 2015; 1,008 restricted stock units scheduled to vest on April 29, 2016; 1,008 restricted stock units scheduled to vest on April 29, 2017; and 1,008 restricted stock units scheduled to vest on April 29, 2018.

(10)	15,000 performance-based restricted stock units scheduled to vest on December 20, 2015 primarily based on achievement of the Company’s relative TSR performance in 2013, as measured against peers.
(11)

10,281 performance-based restricted stock units scheduled to vest on January 30, 2017 subject to achievement of the Company’s relative TSR performance for the three year performance period of 2014 – 2016, as measured against peers.

    EXECUTIVE OFFICERS & COMPENSATION

	OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price (per option)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Michael Descheneaux	3,000	-		-	$27.84	May 12, 2016
	7,267	-		-	45.19	July 27, 2017
	8,000	4,000	(1)	-	60.37	April 27, 2018
	8,700	8,700	(2)	-	64.37	May 1, 2019
	4,325	12,975	(3)	-	71.11	April 30, 2020
	-	10,711	(4)	-	107.98	April 29, 2021
									750	(5)	$87,053
									1,550	(6)	179,909
									3,675	(7)	426,557
									1,774	(8)	205,908
									8,250	(9)	957,578
									4,524	(10)	525,101

(1)	4,000 options scheduled to vest on April 27, 2015.
(2)	4,350 options scheduled to vest on May 1, 2015 and 4,350 options scheduled to vest on May 1, 2016.
(3)	4,325 options scheduled to vest on April 30, 2015; 4,325 options scheduled to vest on April 30, 2016; and 4,325 options scheduled to vest on April 30, 2017.
(4)

2,678 options scheduled to vest on April 29, 2015; 2,678 options scheduled to vest on April 29, 2016; 2,678 options scheduled to vest on April 29, 2017; and 2,677 options scheduled to vest on April 29, 2018.

(5)	750 restricted stock units scheduled to vest on April 27, 2015.
(6)	775 restricted stock units scheduled to vest on May 1, 2015 and 775 restricted stock units scheduled to vest on May 1, 2016.
(7)

1,225 restricted stock units scheduled to vest on April 30, 2015; 1,225 restricted stock units scheduled to vest on April 30, 2016; and 1,225 restricted stock units scheduled to vest on April 30, 2017.

(8)

444 restricted stock units scheduled to vest on April 29, 2015; 444 restricted stock units scheduled to vest on April 29, 2016; 443 restricted stock units scheduled to vest on April 29, 2017; and 443 restricted stock units scheduled to vest on April 29, 2018.

(9)	8,250 performance-based restricted stock units scheduled to vest on December 20, 2015 primarily based on achievement of the Company’s relative TSR performance in 2013, as measured against peers.
(10)

4,524 performance-based restricted stock units scheduled to vest on January 30, 2017 subject to achievement of the Company’s relative TSR performance for the three year period of 2014 – 2016, as measured against peers.

    EXECUTIVE OFFICERS & COMPENSATION

	OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price (per option)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Philip Cox	550	-		-	$49.18	April 30, 2017
	750	750	(1)	-	60.37	April 27, 2018
	813	1,624	(2)	-	64.37	May 1, 2019
	1,175	3,525	(3)	-	71.11	April 30, 2020
	-	1,225	(4)	-	107.98	April 29, 2021
	-	2,670	(5)	-	107.98	April 29, 2021
									375	(6)	$43,526
									814	(7)	94,481
									1,725	(8)	200,221
									645	(9)	74,865
									3,225	(10)	374,326
									2,250	(11)	261,158
									1,644	(12)	190,819

(1)	750 options scheduled to vest on April 27, 2015.
(2)	812 options scheduled to vest on May 1, 2015 and 812 options scheduled to vest on May 1, 2016.
(3)	1,175 options scheduled to vest on April 30, 2015; 1,175 options scheduled to vest on April 30, 2016; and 1,175 options scheduled to vest on April 30, 2017.
(4)	307 options scheduled to vest on April 29, 2015; 306 options scheduled to vest on April 29, 2016; 306 options scheduled to vest on April 29, 2017; and 306 options scheduled to vest on April 29, 2018.
(5)	668 options scheduled to vest on April 29, 2015; 668 options scheduled to vest on April 29, 2016; 667 options scheduled to vest on April 29, 2017; and 667 options scheduled to vest on April 29, 2018.
(6)	375 restricted stock units scheduled to vest on April 27, 2015.
(7)	407 restricted stock units scheduled to vest on May 1, 2015 and 407 restricted stock units scheduled to vest on May 1, 2016.
(8)	575 restricted stock units scheduled to vest on April 30, 2015; 575 restricted stock units scheduled to vest on April 30, 2016; and 575 restricted stock units scheduled to vest on April 30, 2017.
(9)

162 restricted stock units scheduled to vest on April 29, 2015; 161 restricted stock units scheduled to vest on April 29, 2016; 161 restricted stock units scheduled to vest on April 29, 2017; and 161 restricted stock units scheduled to vest on April 29, 2018.

(10)	3,225 restricted stock units scheduled to vest on April 29, 2018 subject to certain performance conditions.
(11)	2,250 performance-based restricted stock units scheduled to vest on December 20, 2015 primarily based on achievement of the Company’s relative TSR performance in 2013, as measured against peers.
(12)

1,644 performance-based restricted stock units scheduled to vest on January 30, 2017 subject to achievement of the Company’s relative TSR performance for the three year performance period of 2014 – 2016, as measured against peers.

    EXECUTIVE OFFICERS & COMPENSATION

	OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price (per option)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Joan Parsons	171	-		-	$43.53	October 26, 2017
	-	1,750	(1)	-	60.37	April 27, 2018
	-	4,600	(2)	-	64.37	May 1, 2019
	-	7,050	(3)	-	71.11	April 30, 2020
	-	5,842	(4)	-	107.98	April 29, 2021
									500	(5)	$58,035
									850	(6)	98,660
									2,025	(7)	235,042
									967	(8)	112,240
									4,500	(9)	522,315
									2,467	(10)	286,345

(1)	1,750 options scheduled to vest on April 27, 2015.
(2)	2,300 options scheduled to vest on May 1, 2015 and 2,300 options scheduled to vest on May 1, 2016.
(3)	2,350 options scheduled to vest on April 30, 2015; 2,350 options scheduled to vest on April 30, 2016; and 2,350 options scheduled to vest on April 30, 2017.
(4)

1,461 options scheduled to vest on April 29, 2015; 1,461 options scheduled to vest on April 29, 2016; 1,460 options scheduled to vest on April 29, 2017; and 1,460 options scheduled to vest on April 29, 2018.

(5)	500 restricted stock units scheduled to vest on April 27, 2015.
(6)	425 restricted stock units scheduled to vest on May 1, 2015 and 425 restricted stock units scheduled to vest on May 1, 2016.
(7)	675 restricted stock units scheduled to vest on April 30, 2015; 675 restricted stock units scheduled to vest on April 30, 2016; and 675 restricted stock units scheduled to vest on April 30, 2017.
(8)

242 restricted stock units scheduled to vest on April 29, 2015; 242 restricted stock units scheduled to vest on April 29, 2016; 242 restricted stock units scheduled to vest on April 29, 2017; and 241 restricted stock units scheduled to vest on April 29, 2018.

(9)	4,500 performance-based restricted stock units scheduled to vest on December 20, 2015 primarily based on achievement of the Company’s relative TSR performance in 2013, as measured against peers.
(10)

2,467 performance-based restricted stock units scheduled to vest on January 30, 2017 subject to achievement of the Company’s relative TSR performance for the three year performance period of 2014 – 2016, as measured against peers.

    EXECUTIVE OFFICERS & COMPENSATION

	OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price (per option)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
John China	1,890	-		-	$48.76	April 29, 2015
	174	-		-	45.11	July 7, 2015
	3,704	-		-	19.48	April 28, 2016
	2,500	-		-	49.18	April 30, 2017
	152	-		-	54.88	January 3, 2018
	1,738	630	(1)	-	54.88	January 3, 2018
	3,300	3,300	(2)	-	64.37	May 1, 2019
	2,150	6,450	(3)	-	71.11	April 30, 2020
	-	5,842	(4)	-	107.98	April 29, 2021
									312	(5)	$36,214
									600	(6)	69,642
									2,325	(7)	269,863
									967	(8)	112,240
									4,050	(9)	470,084
									2,467	(10)	286,345

(1)	630 options vested on January 3, 2015.
(2)	1,650 options scheduled to vest on May 1, 2015 and 1,650 options scheduled to vest on May 1, 2016.
(3)	2,150 options scheduled to vest on April 30, 2015; 2,150 options scheduled to vest on April 30, 2016; and 2,150 options scheduled to vest on April 30, 2017.
(4)

1,461 options scheduled to vest on April 29, 2015; 1,461 options scheduled to vest on April 29, 2016; 1,460 options scheduled to vest on April 29, 2017; and 1,460 options scheduled to vest on April 29, 2018.

(5)	312 restricted stock units vested on January 3, 2015.
(6)	300 restricted stock units scheduled to vest on May 1, 2015 and 300 restricted stock units scheduled to vest on May 1, 2016.
(7)	775 restricted stock units scheduled to vest on April 30, 2015; 775 restricted stock units scheduled to vest on April 30, 2016; and 775 restricted stock units scheduled to vest on April 30, 2017.
(8)

242 restricted stock units scheduled to vest on April 29, 2015; 242 restricted stock units scheduled to vest on April 29, 2016; 242 restricted stock units scheduled to vest on April 29, 2017; and 241 restricted stock units scheduled to vest on April 29, 2018.

(9)	4,050 performance-based restricted stock units scheduled to vest on December 20, 2015 primarily based on achievement of the Company’s relative TSR performance in 2013, as measured against peers.
(10)

2,467 performance-based restricted stock units scheduled to vest on January 30, 2017 subject to achievement of the Company’s relative TSR performance for the three year performance period of 2014 – 2016, as measured against peers.

    EXECUTIVE OFFICERS & COMPENSATION

Pension Benefits

We do not maintain any defined benefit pension plans in which any of our executive officers participate.

Non-Qualified Deferred Compensation

The following table sets forth information about executive contributions to, earnings from, and distributions of non-qualified deferred compensation under our Deferred Compensation Plan. There were no above-market or preferential earnings on any compensation that was deferred. We do not maintain any other non-qualified deferred compensation program for our NEOs.

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last December 31, 2014
Greg Becker (1)			$6,901		$173,022
Michael Descheneaux
Phil Cox
Joan Parsons
John China

(1)

Mr. Becker participated in the Deferred Compensation Plan in 2005. No additional contributions were made during 2014. The amounts in the above table are not required to be and are not reflected in the Summary Compensation Table above.

Other Post-Employment Payments

There are certain circumstances in which our NEOs may be entitled to post-employment payments, which are discussed in further detail below:

Change in Control Plan

Our Change in Control Plan, adopted in 2006, provides a specified severance benefit to our executive officers in the event their employment is involuntarily terminated or they resign from such employment for a “good reason” following a change in control of the Company. (Generally under the plan, “good reason” is defined as the occurrence of any of the following events without the covered employee’s written consent: (i) material, involuntary reduction in responsibilities, authorities or functions, except in connection with a termination of employment for death, disability, retirement, fraud, misappropriation, embezzlement and other exclusions; (ii) a material reduction in base salary; (iii) a reduction in total compensation to less than 85% of the amount provided for the last full calendar year; or (iv) a relocation of more than fifty (50) miles.) We adopted this plan in order to ensure that its executives remain incented to consider and, where determined by the Board or stockholders, as appropriate, to be in our best interests, to act diligently to promote a change in the control of the Company. The plan does not provide for any 280G excise tax gross-up provisions.

We did not make any amendments or changes to the plan in 2014.

The plan provides for a cash severance payment equal to 300% of base salary and target ICP incentive for the Chief Executive Officer, 200% of base salary and target ICP incentive for the Chief Financial Officer, the Bank’s President and the Chief Strategy Officer, and 100% of base salary and target ICP incentive for the other executive officers. In addition, it provides for up to 12 months of Company-paid COBRA medical, dental and vision coverage, full vesting of Company contributions to tax-qualified retirement plans, and certain outplacement services.

The circumstances that constitute a “Change in Control” are set forth in the Change in Control Plan. Generally speaking, a Change in Control includes a merger or consolidation, other than a merger or consolidation in which the owners of our voting securities own fifty percent (50%) or more of the voting securities of the surviving entity; a liquidation or dissolution or the closing of the sale or other disposition of all or substantially all of our assets; an acquisition by any person, directly or indirectly, of 50% or more of our voting securities; and an acquisition by any person, directly or indirectly, of 25% or more of our voting securities and, within twelve (12) months of the occurrence of such event, a change in the composition of the Board occurs as a result of which sixty percent (60%) or fewer of the directors are incumbent directors.

Our Change in Control Plan includes a number of restrictive covenants that govern the executives’ rights to receive benefits under the plan. Specifically, unless we provide otherwise in writing, the executive must not directly or indirectly engage in, have any ownership in or participate in the financing, operation, management or control of any person, firm, corporation or business

    EXECUTIVE OFFICERS & COMPENSATION

that competes with us or our affiliates, or any of our customers or our affiliates, for 18 months with respect to the chief executive officer, 12 months for the chief financial officer, the Bank’s president and chief strategy officer, and six months for other covered executives. In addition, unless we provide otherwise in writing, the executive may not directly or indirectly solicit, recruit or otherwise hire or attempt to hire any of our employees or cause any such person to leave his or her employment during the periods described in the previous sentence. Finally, the executive must execute a general release of claims in our favor covering all claims arising out of the executive’s involuntary termination of employment (as defined in the Change in Control Plan) and employment with us and our affiliates.

Any benefits payable to an executive under this Plan are reduced by any severance benefits we pay to that executive under any other policy, plan, program, or arrangement, including our Group Severance Benefit Policy.

SVB Financial Group Severance Benefit Policy

Our Severance Benefit Policy provides severance pay and benefits to eligible employees who are involuntarily terminated from employment due to staff reduction, position elimination, closure of a business unit, organization restructuring, or such other circumstances as we deem appropriate for the payment of severance benefits. The policy is intended to promote our ability to modify its workforce and structure while providing a reasonable level of certainty and job security to our employees. The policy covers all regular full-time or regular part-time employees, including the NEOs.

The policy provides for a cash severance payment based on level of job. For NEOs, this benefit is equal to 6 weeks’ pay per year of service including a pro-rata amount for each partial year worked, with a minimum benefit of 6 months’ pay and a maximum benefit of 1 year’s pay. In addition, under the policy we continue to make co-payments for COBRA medical, dental, and vision coverage during the severance pay period and pays for certain designated outplacement services provided by a Company-selected external vendor. Any benefits payable to an executive under this Policy are reduced by any severance benefits we pay to that executive under any other policy, plan, program, or arrangement, including our Change in Control Plan discussed above.

2006 Equity Incentive Plan

Our 2006 Equity Incentive Plan, in which the NEOs participate, provides for full vesting of outstanding awards in the event of a change in control (as defined in the plan) of the Company in the event that a successor corporation does not assume or substitute an equivalent option or right for the original equity awards under the plans. In addition, effective as of January 7, 2015, we amended the equity awards agreements under the plan to provide for certain vesting of outstanding awards upon the termination of a participant’s employment due to death or disability as follows: (i) full vesting of any outstanding stock option awards, restricted stock unit awards subject to time-based vesting, restricted stock awards and stock appreciation rights awards; and (ii) pro-rated vesting for any outstanding restricted stock unit awards subject to performance conditions based on the level of achievement of the applicable performance conditions as of the date of termination. These changes apply to all outstanding awards on a retrospective basis, as well as to any new grants made under the applicable amended form of award agreement on a prospective basis.

    EXECUTIVE OFFICERS & COMPENSATION

Payments Upon Termination Of Employment

The following tables summarize the payments which would be payable to our NEOs, as of December 31, 2014, in the event of various termination scenarios, including voluntary resignation, involuntary termination for cause, involuntary termination (not for cause), involuntary termination after a change in control, death and disability.

	GREG BECKER, PRESIDENT AND CHIEF EXECUTIVE OFFICER
Compensation and Benefits	Voluntary Resignation (including Retirement)	Involuntary Termination for Cause	Involuntary Termination (Not for Cause) (1)	Involuntary or for Good Reason After Change-in-Control (2)	Death	Disability
Cash severance pay	$-	$-	$875,000	$4,725,000	$-	$-
Market value of vested, exercisable stock options (3)	3,591,848	-	3,591,848	3,591,848	3,591,848	3,591,848
Market value of unvested stock options which would vest (4)	-	-	-	2,323,072	2,323,072	2,323,072
Market value of unvested restricted stock which would vest (4)	-	-	-	6,422,850 (5)	5,892,178 (6)	5,892,178 (6)
Company-paid health benefits	-	-	12,743	16,910	-	-
Accelerated retirement plan vesting	-	-	-	-	-	-
Company-paid outplacement benefits	-	-	20,000	20,000	-	-
Deferred Compensation Plan balance payable (7)	173,022	173,022	173,022	173,022	173,022	173,022

TOTAL	$3,764,870	$173,022	$4,672,613	$17,272,702	$11,980,120	$11,980,120

(1)

Cash severance pay, Company-paid health benefits, and Company-paid outplacement benefits reported under Involuntary Termination (Not for Cause) are calculated based on the terms of our U.S. Severance Benefit Policy.

(2)

Cash severance pay, Company-paid health benefits, and Company-paid outplacement benefits reported under Involuntary or for Good Reason After Change-in-Control are calculated based on the terms of our Change in Control Severance Plan for Executives. Consistent with that plan, amounts reported are calculated assuming no tax adjustment. Under our 2006 Equity Incentive Plan, if outstanding equity awards are not assumed or substituted by the successor of the Company upon a change of control event, all such awards will fully vest and all restrictions will lapse. The amounts reported in this table assume that such equity awards have not been assumed or substituted.

(3)	The market value of vested, exercisable stock options is calculated assuming a market value of $116.07 per share (the closing share price as of December 31, 2014).
(4)	The market value of unvested equity which would vest is calculated assuming a market value of $116.07 per share (the closing share price as of December 31, 2014).
(5)

The amount reported is comprised of (a) the market value of unvested restricted stock of $3,886,256 and (b) the market value of performance-based restricted stock unit awards of $2,536,594 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2014 are deemed to be achieved at target level). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

(6)

The amount reported is comprised of (a) the market value of unvested restricted stock of $3,886,256 and (b) the market value of performance-based restricted stock unit awards of $2,005,922 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2014 are deemed to be achieved at target level). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

(7)

Deferred Compensation Plan balance for Mr. Becker reflects account balance as of December 31, 2014. Mr. Becker is entitled to receive his account balance under each of the termination scenarios, to be paid in accordance with the plan and Mr. Becker’s payment election.

    EXECUTIVE OFFICERS & COMPENSATION

	MICHAEL DESCHENEAUX, CHIEF FINANCIAL OFFICER
Compensation and Benefits	Voluntary Resignation (including Retirement)	Involuntary Termination for Cause	Involuntary Termination (Not for Cause) (1)	Involuntary or for Good Reason After Change-in- Control (2)		Death		Disability
Cash severance pay	$-	$-	$493,743	$1,575,000		$-		$-
Market value of vested, exercisable stock options (3)	1,869,617	-	1,869,617	1,869,617		1,869,617		1,869,617
Market value of unvested stock options which would vest (4)	-	-	-	1,342,598		1,342,598		1,342,598
Market value of unvested restricted stock which would vest (4)	-	-	-	2,207,071	(5)	1,973,538	(6)	1,973,538	(6)
Company-paid health benefits	-	-	18,635	25,511		-		-
Accelerated retirement plan vesting	-	-	-	-		-		-
Company-paid outplacement benefits	-	-	7,500	7,500		-		-
Deferred Compensation Plan balance payable	-	-	-	-		-		-

TOTAL	$1,869,617	$-	$2,389,495	$7,027,297		$5,185,753		$5,185,753

(1)

Cash severance pay, Company-paid health benefits, and Company-paid outplacement benefits reported under Involuntary Termination (Not for Cause) are calculated based on the terms of our U.S. Severance Benefit Policy.

(2)

Cash severance pay, Company-paid health benefits, and Company-paid outplacement benefits reported under Involuntary or for Good Reason After Change-in-Control are calculated based on the terms of our Change in Control Severance Plan for Executives. Consistent with that plan, amounts reported are calculated assuming no tax adjustment. Under our 2006 Equity Incentive Plan, if outstanding equity awards are not assumed or substituted by the successor of the Company upon a change of control event, all such awards will fully vest and all restrictions will lapse. The amounts reported in this table assume that such equity awards have not been assumed or substituted.

(3)	The market value of vested, exercisable stock options is calculated assuming a market value of $116.07 per share (the closing share price as of December 31, 2014).
(4)	The market value of unvested equity which would vest is calculated assuming a market value of $116.07 per share (the closing share price as of December 31, 2014).
(5)

The amount reported is comprised of (a) the market value of unvested restricted stock of $899,426 and (b) the market value of performance-based restricted stock unit awards of $1,307,645 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2014 are deemed to be achieved at target level). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

(6)

The amount reported is comprised of (a) the market value of unvested restricted stock of $899,426 and (b) the market value of performance-based restricted stock unit awards of $1,074,112 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2014 are deemed to be achieved at target level). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

	PHIL COX, HEAD EMEA INDIA & PRES UK BRANCH
Compensation and Benefits	Voluntary Resignation (including Retirement)	Involuntary Termination for Cause	Involuntary Termination (Not for Cause) (1)	Involuntary or for Good Reason After Change-in- Control (2)		Death		Disability
Cash severance pay (3)	$98,455	$15,344	$264,677	$597,122		$15,344		$98,455
Market value of vested, exercisable stock options (4)	173,425	-	173,425	173,425		173,425		173,425
Market value of unvested stock options which would vest (5)	-	-	-	315,730		315,730		315,730
Market value of unvested restricted stock which would vest (5)	-	-	-	1,175,789	(6)	1,090,942	(7)	1,090,942	(7)
Company-paid health benefits	-	-	-	-		-		-
Accelerated retirement plan vesting	-	-	-	-		-		-
Company-paid outplacement benefits	-	-	-	7,500		-		-
Deferred Compensation Plan balance payable	-	-	-	-		-		-

TOTAL	$271,880	$15,344	$438,102	$2,269,566		$1,595,441		$1,678,552

(1)

Cash severance pay reported under Involuntary Termination (Not for Cause) is calculated based on the terms of our separate service agreement with Mr. Cox, as the U.S. Severance Benefit Policy does not apply to U.K. employees.

(2)

Cash severance pay, Company-paid health benefits, and Company-paid outplacement benefits reported under Involuntary or for Good Reason After Change-in-Control are calculated based on the terms of our Change in Control Severance Plan for Executives. Consistent with that plan, amounts reported are calculated assuming no tax adjustment. Under our 2006 Equity Incentive Plan, if outstanding equity awards are not assumed or substituted by the successor of the Company upon a change of control event, all such awards will fully vest and all restrictions will lapse. The amounts reported in this table assume that such equity awards have not been assumed or substituted.

(3)

Cash severance pay for Mr. Cox denominated in British pounds was converted to U.S. Dollars based on a currency exchange rate of approximately 1.56, as of December 31, 2014. Includes: (a) payment of accrued but unused vacation time; and (b) for Voluntary Resignation (including Retirement), Involuntary Termination (Not for Cause), and Disability, includes three months’ pay in lieu of notice; both as provided under the terms of our service agreement with Mr. Cox.

(4)	The market value of vested, exercisable stock options is calculated assuming a market value of $116.07 per share (the closing share price as of December 31, 2014).
(5)	The market value of unvested equity which would vest is calculated assuming a market value of $116.07 per share (the closing share price as of December 31, 2014).
(6)

The amount reported is comprised of (a) the market value of unvested restricted stock of $787,419 and (b) the market value of performance-based restricted stock unit awards of $388,370 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2014 are deemed to be achieved at target level). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

(7)

The amount reported is comprised of (a) the market value of unvested restricted stock of $787,419 and (b) the market value of performance-based restricted stock unit awards of $303,523 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2014 are deemed to be achieved at target level). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

    EXECUTIVE OFFICERS & COMPENSATION

	JOAN PARSONS, HEAD OF SPECIALTY BANKING
Compensation and Benefits	Voluntary Resignation (including Retirement)	Involuntary Termination for Cause	Involuntary Termination (Not for Cause) (1)	Involuntary or for Good Reason After Change-in- Control (2)		Death		Disability
Cash severance pay	$-	$-	$450,000	$720,000		$-		$-
Market value of vested, exercisable stock options (3)	12,404	-	12,404	12,404		12,404		12,404
Market value of unvested stock options which would vest (4)	-	-	-	699,525		699,525		699,525
Market value of unvested restricted stock which would vest (4)	-	-	-	1,217,226	(5)	1,089,781	(6)	1,089,781	(6)
Company-paid health benefits	-	-	19,789	25,511		-		-
Accelerated retirement plan vesting	-	-	-	-		-		-
Company-paid outplacement benefits	-	-	7,500	7,500		-		-
Deferred Compensation Plan balance payable	-	-	-	-		-		-

TOTAL	$12,404	$-	$489,693	$2,682,166		$1,801,710		$1,801,710

(1)

Cash severance pay, Company-paid health benefits, and Company-paid outplacement benefits reported under Involuntary Termination (Not for Cause) are calculated based on the terms of our U.S. Severance Benefit Policy.

(2)

Cash severance pay, Company-paid health benefits, and Company-paid outplacement benefits reported under Involuntary or for Good Reason After Change-in-Control are calculated based on the terms of our Change in Control Severance Plan for Executives. Consistent with that plan, amounts reported are calculated assuming no tax adjustment. Under our 2006 Equity Incentive Plan, if outstanding equity awards are not assumed or substituted by the successor of the Company upon a change of control event, all such awards will fully vest and all restrictions will lapse. The amounts reported in this table assume that such equity awards have not been assumed or substituted.

(3)	The market value of vested, exercisable stock options is calculated assuming a market value of $116.07 per share (the closing share price as of December 31, 2014).
(4)	The market value of unvested equity which would vest is calculated assuming a market value of $116.07 per share (the closing share price as of December 31, 2014).
(5)

The amount reported is comprised of (a) the market value of unvested restricted stock of $503,976 and (b) the market value of performance-based restricted stock unit awards of $713,250 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2014 are deemed to be achieved at target level). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

(6)

The amount reported is comprised of (a) the market value of unvested restricted stock of $503,976 and (b) the market value of performance-based restricted stock unit awards of $585,805 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2014 are deemed to be achieved at target level). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

	JOHN CHINA, HEAD OF RELATIONSHIP BANKING
Compensation and Benefits	Voluntary Resignation (including Retirement)	Involuntary Termination for Cause	Involuntary Termination (Not for Cause) (1)	Involuntary or for Good Reason After Change-in- Control (2)		Death		Disability
Cash severance pay	$-	$-	$450,000	$720,000		$-		$-
Market value of vested, exercisable stock options (3)	1,047,480	-	1,047,480	1,047,480		1,047,480		1,047,480
Market value of unvested stock options which would vest (4)	-	-	-	546,413		546,413		546,413
Market value of unvested restricted stock which would vest (4)	-	-	-	1,148,977	(5)	1,021,532	(6)	1,021,532	(6)
Company-paid health benefits	-	-	19,789	25,511		-		-
Accelerated retirement plan vesting	-	-	-	-		-		-
Company-paid outplacement benefits	-	-	7,500	7,500		-		-
Deferred Compensation Plan balance payable	-	-	-	-		-		-

TOTAL	$1,047,480	$-	$1,524,769	$3,495,881		$2,615,425		$2,615,425

(1)

Cash severance pay, Company-paid health benefits, and Company-paid outplacement benefits reported under Involuntary Termination (Not for Cause) are calculated based on the terms of our U.S. Severance Benefit Policy.

(2)

Cash severance pay, Company-paid health benefits, and Company-paid outplacement benefits reported under Involuntary or for Good Reason After Change-in-Control are calculated based on the terms of our Change in Control Severance Plan for Executives. Consistent with that plan, amounts reported are calculated assuming no tax adjustment. Under our 2006 Equity Incentive Plan, if outstanding equity awards are not assumed or substituted by the successor of the Company upon a change of control event, all such awards will fully vest and all restrictions will lapse. The amounts reported in this table assume that such equity awards have not been assumed or substituted.

(3)	The market value of vested, exercisable stock options is calculated assuming a market value of $116.07 per share (the closing share price as of December 31, 2014).
(4)	The market value of unvested equity which would vest is calculated assuming a market value of $116.07 per share (the closing share price as of December 31, 2014).
(5)

The amount reported is comprised of (a) the market value of unvested restricted stock of $487,958 and (b) the market value of performance-based restricted stock unit awards of $661,019 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2014 are deemed to be achieved at target level). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

(6)

The amount reported is comprised of (a) the market value of unvested restricted stock of $487,958 and (b) the market value of performance-based restricted stock unit awards of $533,574 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2014 are deemed to be achieved at target level). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

    EXECUTIVE OFFICERS & COMPENSATION

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding beneficial ownership as of the Record Date of our Common Stock by: (i) each of our directors and director nominees, (ii) each of the executive officers named in the “Summary Compensation Table” above, and (iii) all directors, director nominees and executive officers as a group. Unless otherwise noted and subject to applicable community property laws, the respective nominees have sole voting and investment power with respect to the shares shown in the table as beneficially owned.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percent of Class Owned
Eric Benhamou (1)	21,969	*	%
David Clapper (1)	13,969	*	%
Roger Dunbar (2)	14,631	*	%
Joel Friedman (1)	18,969	*	%
C. Richard Kramlich (1)	17,969	*	%
Lata Krishnan (3)	11,116	*	%
Jeffrey Maggioncalda (1)	3,964	*	%
Kate Mitchell (3)	5,660	*	%
John Robinson (1)	6,274	*	%
Garen Staglin (1)	7,669	*	%
Greg Becker (4)	90,618	*	%
Michael Descheneaux (5)	31,333	*	%
Phil Cox (6)	5,117	*	%
Joan Parsons (7)	22,716	*	%
John China (8)	25,077	*	%
All directors, director nominees and executive officers as a group (21 persons) (9)	368,499	*	%

*	Represents beneficial ownership of less than 1%.
(1)	Includes 940 shares which may be acquired pursuant to the release of restricted stock units within 60 days of the Record Date.
(2)	Includes 1,879 shares which may be acquired pursuant to the release of restricted stock units within 60 days of the Record Date.
(3)	Does not include 940 shares underlying restricted stock units, receipt of which the director has elected to defer.
(4)	Includes 56,995 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.
(5)	Includes 22,292 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.
(6)	Includes 3,288 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.
(7)	Includes 171 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.
(8)	Includes 14,174 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.
(9)	Includes 119,701 shares which may be acquired pursuant to the release of restricted stock units or the exercise of stock options within 60 days of the Record Date.

    SECURITY OWNERSHIP INFORMATION

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our Common Stock as of December 31, 2014 by those we know to own more than 5% of our outstanding Common Stock, and is based upon Schedules 13D and 13G filed with the SEC. Applicable percentages are based on 50,924,925 shares outstanding as of December 31, 2014. We know of no persons other than those entities described below which beneficially own more than 5% of our outstanding Common Stock. Unless otherwise noted, the respective nominees have sole voting and investment power with respect to the shares shown in the table as beneficially owned.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percent of Class Owned
BlackRock, Inc. (1) 55 East 52nd Street New York, NY 10022	3,175,540	6.24%

The Vanguard Group (2) 100 Vanguard Blvd. Malvern, PA 19355	3,074,224	6.04%

(1)

Information is based on figures set forth in a Schedule 13G/A filed by BlackRock, Inc. on January 30, 2015. According to such 13G/A, of the total shares reported, BlackRock, Inc., an investment adviser, has sole voting power with respect to 3,007,251 shares and sole dispositive power with respect to 3,175,540 shares.

(2)

Information is based on figures set forth in a Schedule 13G/A filed by The Vanguard Group (“Vanguard Group”) on February 9, 2015. According to such 13G/A, Vanguard Group, an investment adviser, has sole voting power with respect to 33,545 shares, sole dispositive power with respect to 3,044,679 shares and shared dispositive power with respect to 29,545 shares.

    SECURITY OWNERSHIP INFORMATION

Proposal No. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors Recommends a Vote “For” the Ratification of the Appointment

of KPMG LLP as the Company’s Independent Registered Public Accounting Firm

The Audit Committee has appointed the firm of KPMG LLP to be our independent registered public accounting firm for our 2015 fiscal year. KPMG LLP has audited our financial statements since November 1994. While neither our Bylaws nor other governing documents require stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm, the Board is, based on the recommendation of the Audit Committee, submitting the appointment of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify such selection by the affirmative vote of the holders of a majority of the Votes Cast, the Audit Committee may reconsider its selection.

Representatives from the firm of KPMG LLP will be present at the Meeting and afforded the opportunity to make a statement if they desire to do so. They will also be available to respond to stockholders’ questions.

PRINCIPAL AUDIT FEES AND SERVICES

The following table sets forth fees for services billed by or expected to be billed by KPMG LLP for the fiscal years 2014 and 2013, all of which were approved by the Audit Committee in conformity with its pre-approval process:

	2014	2013
Audit fees	$5,139,121	$4,771,482
Audit-related fees (1)	278,443	223,031
Tax fees (2)	663,184	609,361
All other fees (3)	115,000	120,000

Total	$6,195,748	$5,723,874

(1)

Consists principally of fees billed or expected to be billed related to reviews of internal controls for selected information systems and business units (SSAE 16 audits), and services related to proposed accounting standards.

(2)	Represents fees for services provided in connection with the Company’s tax compliance, tax advice and tax planning.

(3)

Represents fees for advisory services relating to the Company’s global banking initiatives, selection of consultant to change allowance for loan and lease losses (“ALLL”) system, analysis of certain accounting standards and processes, and analysis of outsourcing initiatives.

In accordance with its charter, the Audit Committee must explicitly approve the engagement of the independent auditor for all audit and permissible non-audit related services, as required by law. To the extent permitted by applicable law, the charter also permits the Committee the authority to adopt pre-approval policies and procedures and/or delegate authority to grant approvals to one or more of its members. During fiscal years 2014 and 2013, all audit and non-audit related services performed by our independent auditor were approved or pre-approved by the Audit Committee. Additionally, the Audit Committee reviewed all non-audit related services provided by our independent auditor, KPMG LLP. The Audit Committee concluded that the performance of these services did not compromise KPMG LLP’s independence in the conduct of its auditing function. KPMG LLP also confirmed their independence to the Audit Committee.

    OTHER PROXY PROPOSALS

Proposal No. 3

ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION

The Board of Directors Recommends a Vote “FOR” the Approval of the Compensation of our Named Executive Officers, as Disclosed in this Proxy Statement

Pursuant to the recommendation of our Board, our stockholders approved in 2011 the frequency of our advisory vote to approve our executive compensation (otherwise known as “Say on Pay”) to be on an annual basis. Our Say on Pay vote provides our stockholders the opportunity to vote to approve, on an advisory basis, the compensation of our NEOs as further described in the “Compensation Discussion and Analysis” section of this Proxy Statement, including the compensation tables and narrative discussion. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.

We ask our stockholders to indicate their support for our executive compensation program for our NEOs and vote “FOR” the following resolution at the Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because your vote is advisory, it will not be binding upon the Board or the Compensation Committee and may not be construed as overruling any decision by the Board or the Compensation Committee. However, the Board and Compensation Committee may, in each of their sole discretion, take into serious consideration the outcome of the vote when considering future executive compensation arrangements.

Stockholders are encouraged to carefully review the “Compensation Discussion and Analysis” and “Compensation for Named Executive Officers” sections of this Proxy Statement for a detailed discussion of our executive compensation program for our NEOs.

    OTHER PROXY PROPOSALS

INFORMATION ABOUT VOTING AND PROXY SOLICITATION

Voting

Holders of our Common Stock are entitled to one vote for each share held on all matters covered by this Proxy Statement, except for the election of directors. With respect to the election of directors, each stockholder has the right to invoke cumulative voting, which entitles each stockholder to as many votes as shall equal the number of shares held by such stockholder multiplied by the number of directors to be elected. A stockholder may cast all of his or her votes for a single candidate or distribute such votes among as many of the candidates as he or she chooses (up to a maximum of the number of directors to be elected). However, no stockholder shall be entitled to cumulate votes for a candidate unless such candidate’s name has been properly placed in nomination prior to the voting in accordance with Article Fifth of the Restated Certificate of Incorporation of the Company and the stockholder (or any other stockholder) has given notice at the meeting prior to the voting of the stockholder’s intention to cumulate votes. If any stockholder has given such notice, all stockholders may cumulate their votes for candidates properly placed in nomination. If cumulative voting is properly invoked, the Proxy holders (the individuals named on the Proxy Card) are given discretionary authority under the terms of the Proxy to cumulate votes represented by shares for which they are named Proxy holders as they see fit among the nominees in order to assure the election of as many of such nominees as possible.

Whether you hold shares in your name or through a broker, bank or other nominee, you may vote without attending the meeting. You may vote by granting a Proxy or, for shares held through a broker, bank or other nominee, by submitting voting instructions to that nominee. Instructions for voting by telephone, by using the Internet or by mail are on your Proxy Card or “Important Notice Regarding the Availability of Proxy Materials for the Meeting”, as applicable. For shares held through a broker, bank or other nominee, follow the voting instructions included with your materials. If you provide specific voting instructions, your shares will be voted as you have instructed for any item on which you provide instructions and as the Proxy holders may determine within their discretion for any other matters, including any additional matters, which properly come before the meeting.

If you hold shares in your name and you sign and return a Proxy Card without giving specific voting instructions, your shares will be voted as recommended by our Board on all matters set forth in this Proxy Statement and as the Proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting. If you hold your shares through a broker, bank or other nominee and you do not provide instructions on how to vote, your broker or other nominee may have authority to vote your shares on certain matters. See “Quorum; Abstentions; Broker Non-Votes” below.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares voted are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares “represented and voting” at the Meeting (the “Votes Cast”) with respect to such matter.

We count abstentions for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than Proposal No. 1 regarding the election of directors). Accordingly, in cases other than the election of directors, abstentions will have the same effect as a vote against the proposal.

Broker non-votes occur on a matter when a broker, bank or other nominee is not permitted to vote on that matter without instructions from the beneficial owner and the beneficial owner does not give instructions. Without such voting instructions, for example, your broker or other nominee cannot vote your shares on “non-routine” matters such as the election of directors and the advisory vote on Say on Pay. Your broker or other nominee may, however, have discretion to vote your shares on “routine” matters, such as the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our 2015 fiscal year. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for purposes of determining the number of Votes Cast with respect to proposals on which brokers, banks or other nominees are prohibited from exercising their discretionary authority.

    MEETING & OTHER INFORMATION

Voting Required

The vote required for each proposal and the effect of uninstructed shares and abstentions on each proposal is as follows:

Proposal	Vote Required	Broker Non- Votes Allowed	Abstentions	You May Vote

Proposal No. 1 - Election of Directors	Plurality of Votes Cast*	No	No Effect	FOR or WITHHOLD

Proposal No. 2 - Ratification of Auditors	Majority of Votes Cast	Yes	Vote Against	FOR, AGAINST or ABSTAIN

Proposal No. 3 - Advisory Vote on Say on Pay	Majority of Votes Cast	No	Vote Against	FOR, AGAINST or ABSTAIN

* See “Majority Voting Policy” under “Proposal No. 1 – Election of Directors.”

Revocability of Proxies

Any person giving a Proxy in the form accompanying this Proxy Statement has the power to revoke the Proxy at any time prior to its use. A Proxy is revocable prior to the Meeting by delivering either a written instrument revoking it or a duly executed Proxy bearing a later date to our Corporate Secretary or Assistant Corporate Secretary. A Proxy is also automatically revoked if the stockholder is present at the Meeting and votes in person.

Solicitation

This solicitation of Proxies is made by, and on behalf of, our Board. We will bear the entire cost of preparing, assembling, printing, mailing and otherwise making available Proxy materials furnished by the Board to stockholders. Copies of Proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of our Common Stock, as requested. In addition to the solicitation of Proxies by mail, some of our officers, directors and employees may (without additional compensation) solicit Proxies by telephone or personal interview, the costs of which we will bear.

Unless otherwise instructed, each valid returned Proxy that is not revoked will be voted:

•	“FOR” each of our nominees to the Board of Directors,

•	“FOR” ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015,

•	“FOR” approval, on an advisory basis, of our executive compensation (“Say on Pay”), and

•	At the Proxy holders’ discretion on such other matters, if any, as may properly come before the Meeting (including any proposal to adjourn the Meeting).

Delivery of Proxy Materials

In accordance with the rules adopted by the Securities and Exchange Commission (the “SEC”), commonly referred to as “Notice and Access,” we have decided to provide access to our Proxy materials over the internet instead of mailing a printed copy of the materials to every stockholder. Stockholders will not receive printed copies of the Proxy materials unless they request them. Instead, a Notice Regarding the Availability of Proxy Materials (the “Notice”) was mailed to stockholders of record (other than stockholders who previously requested electronic or paper delivery of proxy materials) on or about March 13, 2015. The Notice explains the process to access and review the information contained in the Proxy materials and how to vote their proxies over the internet. In addition, the Notice will provide you the option to instruct us to send our future Proxy materials to you electronically by email. All stockholders will have the ability to access the Proxy materials on a website referred to in the Notice or request to receive a printed set of the Proxy materials.

For those stockholders who will receive printed copies of the Proxy materials upon request or otherwise, you may receive more than one set of materials, including multiple copies of this Proxy Statement and multiple Proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Proxy Card. Please follow the instructions on your Proxy Card(s) and vote accordingly.

    MEETING & OTHER INFORMATION

How to Obtain a Separate Set of Proxy Materials

Stockholders may request to receive Proxy materials in printed form by mail or electronically by email on an ongoing basis. Stockholders who sign up to receive Proxy materials electronically will receive an email with links to the materials, which may give them faster delivery of the materials and will help save printing and mailing costs and conserve natural resources. If you choose to receive future Proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive Proxy materials by email will remain in effect until you terminate it.

For those stockholders who share an address with another stockholder, you may receive only one set of Proxy materials (including our 2014 Annual Report on Form 10-K, Proxy Statement or Notice Regarding the Availability of Proxy Materials, as applicable) unless you have provided contrary instructions. If you wish to receive a separate set of Proxy materials now or in the future, you may write or call us to request a separate copy of these materials from:

SVB Financial Group

3003 Tasman Drive

Santa Clara, California 95054

Attention: Kristi Gilbaugh

Telephone: (408) 654-7400

Facsimile: 408-969-6500

Email: kgilbaugh@svb.com

Similarly, if you share an address with another stockholder and have received multiple copies of our Proxy materials, you may write or call us at the above address and phone number to request delivery of a single copy of these materials.

    MEETING & OTHER INFORMATION

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

You may submit proposals, including director nominations, for consideration at future stockholder meetings.

Stockholder Proposals

For a stockholder proposal to be considered for inclusion in our Proxy Statement for the annual meeting next year, the written proposal must be received by our Corporate Secretary at our principal executive offices no later than November 15, 2015. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in the Company’s Proxy Statement is instead a reasonable time before SVB Financial Group begins to print and mail its Proxy materials for the annual meeting next year. Such proposals will need to comply with the SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

SVB Financial Group

3003 Tasman Drive

Santa Clara, California 95054

Facsimile: (408) 969-6500

For a stockholder proposal that is not intended to be included in our Proxy Statement under Rule 14a-8, the stockholder must deliver a Proxy Statement and form of Proxy to holders of a sufficient number of shares of our Common Stock to approve that proposal, provide the information required by our Bylaws and give timely notice to our Corporate Secretary in accordance with our Bylaws. In general, our Bylaws require that the notice be received by our Corporate Secretary:

•	Not earlier than the close of business on December 26, 2015, and

•	Not later than the close of business on January 24, 2016.

However, if the date of the stockholder meeting is moved more than 30 days before or 60 days after the first anniversary of our annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in our Proxy Statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the meeting and no later than the close of business on the later of the following two dates:

•	90 days prior to the meeting, and

•	10 days after public announcement of the meeting date.

Nomination of Director Candidates

You may propose director candidates for consideration by the Board’s Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to our Corporate Secretary at the address of our principal executive offices set forth above. In addition, our Bylaws permit stockholders to nominate directors for election at an annual stockholder meeting. To nominate a director, the stockholder must deliver a Proxy Statement and form of Proxy to holders of a sufficient number of shares of our Common Stock to elect such nominee and provide the information required by our Bylaws, as well as a statement by the nominee acknowledging that he or she will owe a fiduciary obligation to us and its stockholders. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our Bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time period described above under “Stockholder Proposals.”

    MEETING & OTHER INFORMATION

COPY OF BYLAW PROVISIONS

You may contact our Corporate Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Our Bylaws also are available through the SEC’s website at www.sec.gov.

2014 ANNUAL REPORT

Stockholders who wish to obtain copies of our Annual Report on Form 10-K for the year ended December 31, 2014, without charge, should address a written request to Kristi Gilbaugh, SVB Financial Group, 3003 Tasman Drive, Santa Clara, California 95054 (Facsimile: (408) 969-6500). The report is also available electronically at www.svb.com/proxy.

OTHER MATTERS

The Board knows of no other matters to be presented for stockholder action at the Meeting. However, if other matters do properly come before the Meeting, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

    MEETING & OTHER INFORMATION

APPENDIX A

SVB FINANCIAL GROUP

RECONCILIATION OF GAAP

The following table provides a summary of non-GAAP core fee income, for the year ended December 31, 2014:

2014
Noninterest Income
Non-GAAP core fee income:
Foreign exchange fees	$71,659
Deposit service charges	39,937
Credit card fees	41,792
Lending related fees	25,711
Letters of credit and standby letters of credit fees	15,649
Client investment fees	14,883

Total Non-GAAP core fee income	209,631

Gains on investment securities, net	267,023
Gains on derivative instruments, net	96,845
Other	(1,260)

GAAP noninterest income	$572,239

A-1

    APPENDICES

svb >
SVB FINANCIAL GROUP
3003 TASMAN DRIVE
SANTA CLARA, CA 95054
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M83162-P58411
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
DETACH AND RETURN THIS PORTION ONLY
SVB FINANCIAL GROUP The Board of Directors recommends you vote FOR
For All
Withhold All
For All Except
the following:
1. Election of Directors
Nominees:
01) Greg W. Becker
07) Lata Krishnan
02) Eric A. Benhamou
08) Jeffrey N. Maggioncalda
03) David M. Clapper
09) Kate D. Mitchell
04) Roger F. Dunbar
10) John F. Robinson
05) Joel P. Friedman
11) Garen K. Staglin
06) C. Richard Kramlich
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following proposals:
For Against Abstain
2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015.
3. To approve, on an advisory basis, our executive compensation.
To cumulate votes as to a particular nominee as explained in the Proxy Statement, check box to the right then indicate the name(s) and the number of votes to be given to such nominee(s) on the reverse side of this card. Please do not check box unless you want to exercise cumulative voting.
Please indicate if you plan to attend this meeting.
Yes No
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Letter to Stockholders from the Chief Executive Officer and Board Chairman, and 2014 Form 10-K Annual Report are available at www.proxyvote.com.
M83163-P58411
SVB FINANCIAL GROUP
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON APRIL 23, 2015
The undersigned appoints GREG W. BECKER and MICHAEL S. ZUCKERT, or either of them, with full power of substitution for himself, as the proxy holder of the undersigned to vote and otherwise represent all of the shares registered in the name of the undersigned at the Annual Meeting of Stockholders of SVB Financial Group to be held on Thursday, April 23, 2015, at 4:30 p.m. local time, at the Company’s offices located at 3005 Tasman Drive, Santa Clara, California 95054 and any postponements or adjournments thereof, with the same effect as if the undersigned were present and voting such shares, on the matters and manner listed on the reverse side. If the undersigned holds shares in its name, and signs and returns this proxy card without giving specific voting instructions, the undersigned’s shares will be voted as recommended by the Company’s Board on each of the matters listed on the reverse side and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting.
Cumulative voting
NAME OF CANDIDATE
# OF VOTES CAST
(Complete only if applicable)
1.1
1.2
1.3
1.4
1.5
1.6
1.7
1.8
1.9
1.10
1.11
(If you exercised cumulative voting, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side

svb Financial Group Year in review: 2014 Letter to our stockholders and partners

Letter to our stockholders and partners Financial highlights Earnings Net interest Average Average loan Net income per share income total assets balances $263.9M $5.31 $856.6M $33.0B $11.5B Average total Gains on investment Gains on equity client funds* Core fee income** securities*** warrants $58.4B $209.6M1 $267.0M2 $71.0M * Total client funds consist of on-balance sheet deposits and off-balance sheet client investment funds. ** Core fee income consists of foreign exchange, credit cards, letters of credit, deposit service charges, lending-related fees and client investment fees, and is a non-GAAP measure. *** $30.7 million, net of noncontrolling interests. This is a non-GAAP measure. In 2014, SVB Financial Group experienced strong, broad-based growth and delivered outstanding financial results. Our client base grew across all segments and sectors, and we continued to strengthen our capabilities to help innovators, enterprises and investors around the world move forward, fast. We accomplished all of this by maintaining a sharp focus on our strategy: building deep relationships with fast-growth innovation companies and their investors around the globe, and leveraging our platforms and expertise to expand our market leadership. Our clients and their markets performed well in 2014, and the U.S. economy steadily improved. The venture capital industry delivered one of its best years in a decade. New company formation was stronger than ever; valuations were on the rise; and we saw stronger, more mature business models in companies seeking to go public. Exit activity in 2014 was robust, with 109 IPOs of U.S. venture backed innovation companies, and 455 exits by merger or acquisition. The aggregate value of M&A exits in 2014 was the highest in the history of venture-backed companies. SVB’s client base grew along with the innovation economy, with nearly 2,000 net new clients in 2014, including early- stage companies, global enterprises, private equity and venture capital firms, and private banking clients. Once again, we achieved double-digit annual growth in several key areas: net income (22 percent), net interest income (23 percent), core fee income (20 percent) and average total client funds (33 percent). We sustained growth and profitability in the face of continued challenges, including historically low interest rates and intense competition. Our focus on the unique needs of innovators, enterprises and their investors has been critical to our success. A look at SVB in 2014 January Launched Asia Link to help U.S. and Asian 2014 companies with their cross-border needs Launched the startup accelerator program Commerce.Innovated.™, in partnership with MasterCard Year in review: 2014 Letter to our stockholders and partners

Reinforcing our reputation as the bank of choice for innovators For more than 30 years, SVB has forged deep, lasting relationships with companies and individuals whose bold ideas can change the world. We understand what they need to build their businesses rapidly, and we help them navigate through every stage of startup, growth and transformation. In 2014, 64 percent of the U.S. venture-backed innovation companies that went public were SVB clients. Serving innovative early-stage companies has always been central to our business, and in 2014 we added new early-stage clients at the strongest pace in our history. We’re helping these clients increase their probability of success by swiftly delivering the tailored solutions they need and supporting initiatives that strengthen the innovation economy. For example, in 2014, we partnered with MasterCard in the startup accelerator program Commerce.Innovated.™ to provide a platform that helps payment companies overcome startup hurdles and get to market faster. Increasing market share among larger clients and investors Innovation doesn’t stop at startup, which is why we’ve developed a global platform and a full range of services to meet our clients’ needs as they grow. We deliver the speed, flexibility and expertise to help them every step of the way, from scaling up to running a complex global enterprise. Our investments in people, processes and our platform are helping drive business growth among larger companies, and today, these larger companies make up a growing percentage of our revenues. Our ability to retain more of these clients and create cross-selling opportunities that meet their needs drove increases of 42 percent in foreign exchange trading volumes and 46 percent in credit card transactions. We also began leveraging our own systems to work with disruptive fintech clients to become the backbone of their payment systems, which we expect will contribute significantly to our growth over time. Our focus on building deeper relationships enabled us to expand our activities with private equity funds. We added more than 100 private equity clients in 2014 and increased loans to these clients by more than 50 percent and fee income by approximately 34 percent. Likewise, we extended many client relationships into our Private Bank and Wealth Advisory, adding more than 350 new client families and growing average loans by 26 percent to just over $1 billion. A year of growth 61% (over $1 billion) Loans to global clients 14% Loans to larger technology, life science & healthcare clients 59% Loans to private equity and venture capital clients 42% Foreign exchange trading volumes 46% Card transaction volumes 26% (over $1 billion) Private Bank loan balances Named U.K. Service Provider of the Year for the third year in a row Ranked fourth on Forbes’ list by Investor Allstars Awards3 of Best Banks in America5 Reached $1 billion Selected as the only bank on December in loans in the U.K. Forbes’ list of Best-Managed 2014 Companies in America4

Building our global capabilities

Giving back to our communities

Outlook for 2015

As we move forward into 2015, we see a wealth of opportunities and expect continued strong growth in our balance sheet, net interest income and core fee income. By continuing to expand our client base, capabilities and global reach to support companies of all sizes around the world, we increase their probability of success and position ourselves for continued growth.

The challenges we faced in 2014 haven't changed in 2015. The U.S. economy is improving, but interest rates remain low, competition is intense, and the regulatory burden for banks is significant. Moreover, the global economic recovery is less certain and has the potential to impact our business.

Despite these challenges, we are confident that we have the right focus, the right strategy and the right team in place to deliver long-term growth.

Our talented, highly motivated employees are one key to our ongoing success. Their enterprising spirit, deep industry knowledge and passion for best-in-class service help deepen our client relationships throughout the global innovation economy and bring new clients to SVB.

Together, we remain committed to delivering best-fit financial solutions, insights and expertise to fast-growing, innovative companies and their investors, accelerating their growth and expanding their opportunities.

Sincerely,

Roger F. Dunbar
Chairman of the Board of Directors

Greg Becker
President and CEO

Learn more at
svb.com

Rev 03-02-15

MIX
Paper from responsible sources
FSC® C101537

Year in review: 2014 Letter to our stockholders and partners Building our global capabilities In 2014, we increased our global client count by 60 percent over the previous year, adding more than 1,000 new global clients. These new clients drove an increase in global loans of 61 percent to more than $1 billion, and doubled global deposits year over year to nearly $7 billion. We also expanded our product offerings and infrastructure to better serve our clients around the world, with 24-hour exchange trading, increasing coverage for wire processing in Asia, and new transmission and global cards platforms. In 2014, we launched Asia Link, which provides a bridge between SVB’s established businesses in Asia and the United States. Asia Link assists our clients in both regions who are looking to expand, invest in or explore new markets. Giving back to our communities SVB employees are passionate about doing what’s right — for our clients, each other and our communities. We’re proud to say that giving back is a companywide effort at SVB. Our employees volunteer and support fundraising efforts for programs that make a difference in their communities and around the world. In 2014, SVB and our employees raised or donated more than $1.4 million to such causes. In one of our largest fundraising efforts in 2014, SVB employees raised $650,000 for Best Buddies International, which provides employment and leadership opportunities for individuals with intellectual and developmental disabilities. We also raised $46,000 for The Leukemia & Lymphoma Society, which fights blood-related cancers. And our SVB Foundation awarded $224,000 in grants to other organizations for which our employees volunteer. [Graphic Appears Here] 1. For the year ended December 31, 2014, we had net gains on investment securities of $267.0 million with $236.3 million of net gains attributable to noncontrolling interests, including carried interests, resulting in non-GAAP net gains on investment securities, net of noncontrolling interests, of $30.7 million. 2. For the year ended December 31, 2014, we had total noninterest income of $572.2 million, which includes $209.6 million of non-GAAP core fee income. This non-GAAP measure represents noninterest income, but excludes certain line items where performance is typically subject to market or other conditions beyond our control. 3. “Investor Allstars 2014,” www.investorallstars.com, September 24, 2014. 4. “America’s Best-Managed Companies,” www.forbes.com, December 10, 2014. 5. “America’s Best and Worst Banks 2015,” www.forbes.com, December 22, 2014. Learn more at svb.com CORPORATE HEADQUARTERS 3003 Tasman Drive, Santa Clara, CA 95054 U.S.A., Phone 408.654.7400 This letter contains forward-looking statements within the meaning of applicable federal securities laws. Such statements are predictions and actual results may differ materially. Information about factors that could cause actual results to differ materially from our forward-looking statements is provided in our 2014 Annual Report on Form 10-K. ©2015 SVB Financial Group. All rights reserved. Member Federal Reserve System. SVB>, SVB>Find a way, SVB Financial Group and Silicon Valley Bank are registered trademarks. Rev 03-02-15